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                         L E A S E     A G R E E M E N T
                             [PERCENTAGE RENT LEASE]





                                   [LANDLORD]

                                       as

                                    Landlord



                                       and



                                    [TENANT]

                                       as


                                     Tenant



                           Dated as of _________, 1998




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
                                TABLE OF CONTENTS

                                                                            Page

RECITALS.....................................................................1
ARTICLE I....................................................................1
      INTERPRETATION AND DEFINITIONS.........................................1
ARTICLE II...................................................................11
      PROPERTY AND TERM......................................................11
               2.1 Property..................................................11
               2.2 Initial Term..............................................11
               2.3 Extended Terms............................................11
ARTICLE III..................................................................12
      RENT...................................................................12
               3.1 Rent......................................................12
               3.2 Percentage Rent...........................................13
                       3.2.1 Monthly Payment of Estimated Percentage Rent....13
                       3.2.2 Quarterly Calculation and Reconciliation........13
                       3.2.3 Annual Reconciliation...........................14
                       3.2.4 Record-keeping..................................14
                       3.2.5 Audits..........................................14
               3.3 Additional Rent...........................................15
               3.4 Late Payment of Rent......................................15
               3.5 Net Lease.................................................16
               3.6 Income and Expense Prorations.............................16
               3.7 Best Efforts to Maximize Facility Revenues................16
ARTICLE IV...................................................................16
      IMPOSITIONS............................................................16
               4.1 Payment of Impositions....................................16
               4.2 Information and Reporting.................................17
               4.3 Assessment Challenges.....................................17
               4.4 Prorations; Payment in Installments.......................17
               4.5 Refunds...................................................17
               4.6 Utility Charges...........................................18
               4.7 Assessment Districts......................................18
ARTICLE V....................................................................18
      TENANT WAIVERS.........................................................18
               5.1 No Termination or Abatement...............................18
               5.2 Condition of Leased Property..............................19
ARTICLE VI...................................................................20
      OWNERSHIP OF PROPERTY..................................................20
               6.1 Leased Property...........................................20
               6.2 Tenant's Personal Property................................20
               6.3 Purchase of Tenant's Personal Property....................21

               6.4 Removal of Personal Property..............................21
               6.5 Landlord's Personal Property..............................22
ARTICLE VII..................................................................22
      USE OF PROPERTY........................................................22
               7.1 Permitted Use.............................................22
                       7.1.1 Primary Intended Use............................22
                       7.1.2 Necessary Approvals.............................22
                       7.1.3 Continuous Operation............................23
                       7.1.4 Lawful Use......................................23
                       7.1.5 Determination of Facility Revenues
                              During Breach..................................23
               7.2 Compliance with Applicable Medicaid and
                    Medicare Requirements....................................24
               7.3 Environmental Matters.....................................24
               7.4 Landlord to Grant Easements...............................25
               7.5 Management Agreements.....................................25
ARTICLE VIII.................................................................26
      SECURITY FOR LEASE OBLIGATIONS.........................................26
               8.1 Security Deposit..........................................26
               8.2 Guarantee.................................................26
ARTICLE IX...................................................................27
      HAZARDOUS MATERIALS....................................................27
               9.1 Remediation...............................................27
               9.2 Tenant's Indemnification of Landlord......................27
               9.3 Survival of Indemnification Obligations...................28
               9.4 Environmental Violations at Expiration or
                    Termination of Lease.....................................28
                       9.4.1 Breach..........................................28
                       9.4.2 Determination of Facility Revenues
                              During Breach..................................28
ARTICLE X....................................................................29
      MAINTENANCE AND REPAIR.................................................29
               10.1 Tenant's Maintenance and Repair Obligation...............29
               10.2 Waiver of Statutory Obligations..........................29
               10.3 Mechanic's Liens.........................................29
               10.4 Surrender of Property....................................30
               10.5 Required Capital Expenditures............................30
                       10.5.1 Required Years; Required Amounts;
                               Permitted Expenditures........................30
                       10.5.2 Payment Provisions.............................30
                       10.5.3 No Liability of Landlord.......................31
ARTICLE XI...................................................................31
      TENANT IMPROVEMENTS....................................................31
               11.1 Tenant's Right to Construct..............................31
               11.2 Construction.............................................32

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               11.3 Scope of Tenant's Right..................................34
               11.4 Cooperation of Landlord..................................34
               11.5 Rights in Tenant Improvements............................34
ARTICLE XII..................................................................34
      LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS...........................34
               12.1 Liens....................................................34
               12.2 Encroachments and Other Title Matters....................35
ARTICLE XIII.................................................................36
      PERMITTED CONTESTS.....................................................36
ARTICLE XIV..................................................................37
      INSURANCE..............................................................37
               14.1 General Insurance Requirements...........................37
                       14.1.1 All Risk.......................................38
                       14.1.2 Liability......................................38
                       14.1.3 Flood..........................................38
                       14.1.4 Worker's Compensation..........................38
                       14.1.5 Business Interruption..........................38
                       14.1.6 Builder's Risk.................................38
                       14.1.7 Boiler and Machinery...........................39
                       14.1.8 Earthquake.....................................39
                       14.1.9 Environmental Impairment.......................39
                       14.1.10 Subsidence....................................39
                       14.1.11 Other Insurance...............................39
               14.2 Replacement Cost.........................................39
               14.3 Waiver of Subrogation....................................40
               14.4 Insurance Company Satisfactory...........................40
               14.5 Change in Limits.........................................41
               14.6 Blanket Policy...........................................41
ARTICLE XV...................................................................41
      APPLICATION OF INSURANCE PROCEEDS......................................41
               15.1 Insurance Proceeds.......................................41
                       15.1.1 Disbursement of Proceeds.......................42
                       15.1.2 Excess Proceeds................................43
               15.2 Reconstruction Covered by Insurance......................43
                       15.2.1 Destruction Rendering Facility
                               Unsuitable for its Primary Intended
                               Use...........................................43
                       15.2.2 Destruction Not Rendering Facility
                               Unsuitable for its Primary
                               Intended Use..................................44
                       15.2.3 Costs of Repair................................44
               15.3 No Abatement of Rent.....................................45
               15.4 Waiver...................................................45
               15.5 Damage Near End of Term..................................45
ARTICLE XVI..................................................................45
      CONDEMNATION...........................................................45
               16.1 Total Taking.............................................45

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               16.2 Partial Taking..........................................46
               16.3 Restoration.............................................46
               16.4 Award Distribution......................................46
               16.5 Temporary Taking........................................46
ARTICLE XVII................................................................47
      EVENTS OF DEFAULT.....................................................47
               17.1 Events of Default.......................................47
               17.2 Payment of Costs........................................49
               17.3 Certain Remedies........................................49
               17.4 Damages.................................................50
               17.5 Additional Remedies.....................................51
               17.6 Appointment of Receiver.................................51
               17.7 Waiver..................................................51
               17.8 Application of Funds....................................51
               17.9 Impounds................................................51
ARTICLE XVIII...............................................................52
      LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT.............................52
ARTICLE XIX.................................................................52
      LEGAL REQUIREMENTS....................................................52
ARTICLE XX..................................................................53
      HOLDING OVER..........................................................53
ARTICLE XXI.................................................................53
      RISK OF LOSS..........................................................53
               21.1 Risk of Loss............................................53
               21.2 Unavoidable Events......................................54
ARTICLE XXII................................................................54
      INDEMNIFICATION.......................................................54
               22.1 Tenant's Indemnification of Landlord....................54
               22.2 Landlord's Indemnification of Tenant....................55
               22.3 Mechanics of Indemnification............................55
               22.4 Survival of Indemnification Obligations.................56
ARTICLE XXIII...............................................................56
      SUBLETTING AND ASSIGNMENT.............................................56
               23.1 Prohibition Against Subletting and Assignment...........56
               23.2 Changes of Control......................................56
               23.3 Subleases...............................................57
                       23.3.1 Permitted Subleases...........................57
                       23.3.2 Terms of Sublease.............................57
                       23.3.3 Copies........................................58
                       23.3.4 Assignment of Rights in Subleases.............58
                       23.3.5 Licenses......................................58
               23.4 Assignment..............................................59
                       23.4.1 Financial Condition ofAssignee................59
                       23.4.2 Assignment to Affiliate.......................59
                       23.4.3 Assignment in Bankruptcy......................60

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                       23.4.4 Adequate Assurance of Future Performance.......60
                       23.4.5 Disaffirmance or Rejection.....................60
                       23.4.6 Costs..........................................60
                       23.4.7 No Release of Tenant's Obligation..............61
ARTICLE XXIV.................................................................61
      ESTOPPEL CERTIFICATES AND OTHER STATEMENTS.............................61
               24.1 Estoppel Certificates....................................61
                       24.1.1 Estoppel Certificate of Tenant.................61
                       24.1.2 Estoppel Certificate of Landlord...............62
               24.2 Financial Statements of Tenant...........................63
                       24.2.1 Quarterly Financial Statements.................63
                       24.2.2 Annual Financial Statements....................63
               24.3 Environmental Statements.................................63
               24.4 Charges..................................................63
ARTICLE XXV..................................................................64
      LANDLORD MORTGAGES.....................................................64
               25.1 Landlord May Grant Liens.................................64
               25.2 Tenant's Non-Disturbance Rights; Attornment..............64
               25.3 Breach by Landlord.......................................64
               25.4 Facility Mortgage Protection.............................65
ARTICLE XXVI.................................................................65
      TENANT'S RIGHT OF FIRST REFUSAL........................................65
               26.1 Right of First Refusal...................................65
                       26.1.1 Landlord's Original Notice.....................65
                       26.1.2 Tenant's Original Offer and Right to
                               Purchase......................................65
                       26.1.3 Sale or Lease by Landlord......................67
ARTICLE XXVII................................................................67
      MISCELLANEOUS..........................................................67
               27.1 Landlord's Right to Inspect..............................67
               27.2 No Waiver................................................67
               27.3 Remedies Cumulative......................................68
               27.4 Acceptance of Surrender..................................68
               27.5 No Merger of Title.......................................68
               27.6 Conveyance by Landlord...................................68
               27.7 Quiet Enjoyment..........................................68
               27.8 Notices..................................................69
               27.9 Survival of Claims.......................................70
               27.10 Invalidity of Terms or Provisions.......................70
               27.11 Prohibition Against Usury...............................70
               27.12 Amendments to Lease.....................................70
               27.13 Successors and Assigns..................................70
               27.14 Titles..................................................70
               27.15 Governing Law...........................................70
               27.16 Memorandum of Lease.....................................70
               27.17 Attorneys' Fees.........................................71

               27.18 Non-Recourse as to Landlord.............................71
               27.19 No Relationship.........................................71
               27.20 Signs; Reletting........................................71
               27.21 Facility Names..........................................72
               27.22 Further Assurances......................................72
               27.23 Arbitration.............................................72


SCHEDULE 1        Leased Property
SCHEDULE 2        Legal Description of Land
SCHEDULE 3        Simultaneous Leases

EXHIBIT A         [RESERVED]
EXHIBIT B         [INTENTIONALLY DELETED]
EXHIBIT C         Appraisal Process
EXHIBIT D         Form of Guarantee
EXHIBIT E         Arbitration

                                 LEASE AGREEMENT
                                 ---------------



                  THIS LEASE AGREEMENT (the "Lease"), dated as of __________, 1998, is made and entered into by and between _________________________________
___________________________________________ ("Landlord"), and [TENANT], a
____________________ ("Tenant").



                                    RECITALS
                                    --------


                  WHEREAS, Landlord owns the Leased Property (as defined below) identified on Schedule 1 hereto;

                  WHEREAS, Tenant wishes to lease from Landlord the Leased Property for the purpose of operating the Facility (as defined below) on the Leased Property;

                  NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:



                                    ARTICLE I
                                    ---------

                         INTERPRETATION AND DEFINITIONS
                         ------------------------------

                  For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this
Article I shall have the meanings assigned to them in this Article I and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meaning assigned to them in accordance with generally accepted accounting principles consistently applied, (iii) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this Lease and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.

                  Additional Annual Percentage Rent:  As defined in Section
3.2.3.

                  Additional Quarterly Percentage Rent: As defined in Section 3.2.2.

                  Additional Rent: As defined in Section 3.3.

                  Affiliate: As applied to any Person, means any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person, and, with respect to Guarantor, shall include The Multicare Companies, Inc.

                  Award: Means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                  Bankruptcy Code: As defined in Section 23.4.3.

                  Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, are authorized, or obligated, by law or executive order, to close.

                  Change of Control: As defined in Section 23.2.

                  Code: Means the Internal Revenue Code of 1986, as amended.

                  Commencement Date: Means __________________________________..

                  Condemnation: Means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  Condemnor: Means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

                  Control: Means (including, with correlative meanings, the terms "Controlling" and "Controlled by"), as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise, but shall not include any powers arising by virtue of a contract to manage property owned by that Person.

                  CPI: Means, as of any date, the current United States Department of Labor, Bureau of Labor Statistics Consumer Price Index, United States Average, "All Items" (1982-84=100); provided, however, that if compilation of the CPI is discontinued or transferred to any other governmental department or bureau, then the index most nearly the same as the CPI shall be used as reasonably chosen by Landlord. No delay by Landlord in providing notice of the CPI applicable at any time shall be deemed a waiver of Landlord's right to apply the CPI in respect of any Cumulative CPI Adjustment to be made under this Lease.

                  Cumulative CPI: Means, for any period, the CPI as of the last day of such period divided by the CPI as of the first day of such period.

                  Cumulative CPI Adjustment: Means, with respect to any amount at the end of any period, such amount multiplied by the Cumulative CPI for such period.

                  Date of Taking: Means the date the Condemnor has the right to possession of the property being condemned.

                  Earnest Money: As defined in Section 26.1.3.

                  Environmental Law: Means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, common law, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the date hereof or as later amended, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, including: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. ss.ss. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss.ss. 11001 et seq.), and the regulations implementing these statutes and (y) analogous state and local provisions.

                  Environmental Reports: As defined in Section 26.1.2.

                  Estimated Percentage Rent: As defined in Section 3.2.1.

                  Event of Default: As defined in Section 17.1.

                  Excess Amount: As defined in Section 10.5.2.

                  Expended Amount: As defined in Section 10.5.2.

                  Extended Term: As defined in Section 2.3.

                  Extended Term Commencement Date: As defined in Section 2.3.

                  Facility: The assisted living facility to be operated on the Leased Property commonly known as ____________________.

                  Facility Mortgage: As defined in Section 14.1.

                  Facility Mortgagee: Means the holder or beneficiary of a Facility Mortgage, if any, and only to the extent Landlord gives Tenant notice of the identity and address of the Person.

                  Facility Revenues: Means all revenues (determined in accordance with generally accepted accounting principles applied on a consistent basis, except as provided below) whether or not directly or indirectly received or receivable from or by reason of the operation of the Facility, including, without limitation, all resident or client revenues received or receivable for the use of or otherwise by reason of all rooms, beds and other facilities provided, meals served, services performed or provided (including, without limitation, personal care and nursing services, when provided by an employee of Tenant), space or facilities subleased or goods sold at or from the Facility, or any other use of the Leased Property, including, without limitation, subleases, licenses or any other arrangements with third parties relating to the possession or use of any portion of the Facility; provided, however, that Facility Revenues shall not include:

                           (a) revenues from professional fees or charges by physicians and all providers of ancillary services, including without limitation, physical therapy services, whether or not such providers are employees of Tenant;

                           (b) non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business;

                           (c) federal, state or local excise taxes imposed upon, and any tax based upon or measured by, such revenues which is added to or made a part of the amount billed to the resident, client or other recipient of such services or goods, whether included in the billing or stated separately;

                           (d) contractual allowances (relating to any period during the Term) for billings not paid by or received from the appropriate governmental agencies or third party providers; and

                           (e) all proper patient billing credits and adjustments (including, without limitation, allowances for uncollectable accounts) according to generally accepted accounting principles relating to health care accounting.

                  Fiscal Quarter: The three-month periods (or applicable portions thereof) in any Fiscal Year from January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31.

                  Fiscal Year: Each twelve-month period from October 1 through September 30.

                  Fixtures: Means all permanently affixed equipment, machinery, fixtures, and other items of real or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, kitchen equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property.

                  Full Replacement Cost: Means the actual replacement cost thereof from time to time including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy.

                  GAAP: Means generally accepted accounting principles.

                  Guarantee: Means the Guarantee of even date herewith executed by Guarantor in favor of Landlord, the form of which is attached hereto as Exhibit D.

                  Guarantor: Means Genesis Health Ventures, Inc., a Pennsylvania corporation, and its successors and assigns.

                  Hazardous Materials: Means any substances, pollutants, contaminants, materials or wastes, whether solid, liquid or gaseous in nature (including, without limitation, any medical waste):

                           (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law;

                           (ii) which is defined as a "hazardous waste," "pollutant or contaminant" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto as in effect as of the Commencement Date, or as thereafter amended, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.);

                           (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Commencement Date, or as thereafter amended, is regulated by any governmental authority, agency, department, commission, board, or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over the Leased Property;

                           (iv) the presence of which on the Leased Property causes or threatens to cause a nuisance upon the Leased Property or to other properties or poses a hazard to the health or safety of persons on or about the Leased Property;

                           (v) which, except as contained in building materials, contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or friable asbestos or friable asbestos-containing materials or urea formaldehyde foam insulation; or

                           (vi) radon gas.

                  Impartial Appraiser: As defined in Section 14.2.

                  Impositions: Means collectively:

                           (a) all taxes (including all real and personal property, ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes);

                           (b) assessments and levies (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term);

                           (c) excises;

                           (d) fees (including license, permit, inspection, authorization and similar fees); and

                           (e) all other governmental charges;

                  in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property, the business conducted thereon by Tenant or the Rent payable with respect thereto (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i)

Landlord or Landlord's interest in the Leased Property; (ii) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or (iii) any operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, that Impositions shall not include:

                           (aa) any tax based on net income (whether denominated as an income, franchise, capital stock or other tax) imposed on Landlord or any other Person other than Tenant;

                           (bb) any transfer, or net revenue tax of Landlord or any other Person other than Tenant;

                           (cc) any tax imposed solely with respect to the sale, exchange or other disposition by Landlord of the Leased Property or the proceeds thereof; or

                           (dd) any tax imposed with respect to any principal or interest on any indebtedness on the Leased Property.

                  Impound Charges: As defined in Section 17.9.

                  Impound Payment: As defined in Section 17.9.

                  Initial Term: As defined in Section 2.2.

                  Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

                  Land: As defined in Section 2.1.

                  Landlord: As defined in the Preamble.

                  Landlord's Encumbrance: As defined in Section 25.1.

                  Landlord's Original Notice: As defined in Section 26.1.2.

                  Landlord's Personal Property: As defined in Section 2.1.

                  Lease: As defined in the Recitals.

                  Leased Improvements: As defined in Section 2.1.

                  Leased Property: As defined in Section 2.1.

                  Lease Year: Means each period of one (1) year that commences on the Commencement Date (or anniversary thereof) and ends on the day immediately prior to the next anniversary of the Commencement Date.

                  Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws (including the Americans with Disabilities Act and any Environmental Laws), rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property; (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Leased Property; or (iii) require the cleanup or other treatment of any Hazardous Material.

                  MAI Appraiser: As defined in Exhibit C.

                  Management Agreement: Any agreement, whether written or oral, between Tenant and any other Person pursuant to which Tenant provides any payment, fee or other consideration to any other Person to operate or manage the Facility.

                  Manager: Means any Person having at least ___ years experience in the management of ________ living facilities of at least similar size and quality to the Facility that manages the Facility in accordance with the terms hereof.

                  Memorandum of Lease: As defined in Section 27.16.

                  Occupancy Rate: Means, for a given period, the average daily occupancy rate for beds or units, as applicable, at the Facility during such period, expressed as a percentage.

                  Officer's Certificate: A certificate of Tenant signed by an officer authorized to so sign by the board of directors or bylaws.

                  Operating Standards: Means the standards for operating and maintaining the Facility and the Leased Property set forth in Exhibit B.

                  Original Lease Terms: As defined in Section 26.1.1.

                  Original Notice Delivery Date: As defined in Section 26.1.2.

                  Original Purchase Price: As defined in Section 26.1.1.

                  Overdue Rate: On any date, a rate equal to the Prime Rate on such date plus two percent (2%), but in no event greater than the maximum rate then permitted under applicable law.

                  Participating Revenue Percentage: Means ________ percent (_____%) during the Initial Term and shall be determined in accordance with
Section 2.3 for each Extended Term.

                  Pending Contract: As defined in Section 26.1.3.

                  Percentage Rent: As defined in Section 3.2.

                  Permitted Expenditure: As defined in Section 10.5.1.

                  Person: Means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  Primary Intended Use: As defined in Section 7.1.1.

                  Prime Rate: On any date, a rate equal to the annual rate on such date announced by Citibank, N.A. to be its prime rate or base rate for ninety (90) day unsecured loans to its corporate borrowers of the highest credit standing.

                  Registered Offering: As defined in Section 23.2.

                  Related Rights: As defined in Section 2.1.

                  Rent: Collectively, Estimated Percentage Rent and Additional Rent, each as defined in Article III.

                  Required Amount: Means $______________ [$3,000 multiplied by the number of units].

                  Required Period: As defined in Section 10.5.2.

                  Required Year: As defined in Section 10.5.1.

                  Right of First Refusal Terms: As defined in Section 26.1.2.

                  Rules: As defined in Exhibit E.

                  Sale Activity: As defined in Section 26.1.3.

                  Security Deposit. As defined in Section 8.1.

                  Simultaneous Leases: Means the Leases set forth on Schedule 3 hereto.

                  State: Means the State or Commonwealth in which the Leased Property is located.

                  Tenant: As defined in the Preamble.

                  Tenant Improvement: As defined in Section 11.1.

                  Tenant-Owned Name: As defined in Section 27.21.

                  Tenant's Original Offer: As defined in Section 26.1.2.

                  Tenant's Personal Property: All machinery, equipment, furniture, furnishings, movable walls or partitions, phone system, computers or trade fixtures or other personal property, and consumable inventory and supplies, owned by Tenant and used or useful in Tenant's business on the Leased Property, including all items of furniture, furnishings, equipment, supplies and inventory, kitchen fixtures, flatware, lawn mowers and other gardening tools, and tractors and other motorized vehicles.

                  Term: Collectively, the Initial Term and the Extended Terms, as the context may require, unless earlier terminated pursuant to the provisions hereof.

                  Third MAI Appraiser: As defined in Exhibit C.

                  Title Commitment: That certain Commitment for Owner's Title Insurance No. ______________, dated __________________, issued by Commonwealth Land Title Insurance Company, and any and all amendments and endorsements thereto.

                  Title Company: As defined in Section 26.1.2.

                  Title Insurance: As defined in Section 26.1.2.

                  Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto perform any obligations of such party, under this Lease.

                  Unavoidable Event: As defined in Section 21.2.

                  Unsuitable For Its Primary Intended Use: A state or condition of the Facility such that in the good faith judgment of Tenant, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use.


                                   ARTICLE II
                                   ----------

                                PROPERTY AND TERM
                                -----------------

         2.1      Property.

                  Upon and subject to the terms and conditions set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord all of the following (collectively the "Leased Property"):

                  (a) that certain tract, piece and parcel of land, as more particularly described on Schedule 2 hereto (the "Land");

                  (b) all buildings, structures, Fixtures and other improvements of every kind now or hereafter located on the Land including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land including any Tenant Improvements (collectively, the "Leased Improvements");

                  (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the "Related Rights"); and

                  (d) all personal property, if any, owned by Landlord and located on the Leased Property ("Landlord's Personal Property").

         2.2      Initial Term.

                  The initial term of each Lease shall commence on the Commencement Date and shall expire on the day prior to the tenth anniversary of the Commencement Date (the "Initial Term").

         2.3      Extended Terms.

                  Provided that (i) no Event of Default shall have occurred and be continuing, (ii) this Lease shall be in full force and effect and (iii) the tenant under each Simultaneous Lease shall have simultaneously exercised its option to extend the term of the Simultaneous Lease to which it is a party (other than Simultaneous Leases that have been terminated in accordance with the provisions thereof, or by the mutual agreement of the landlord and tenant thereunder). Tenant shall have the right to extend the Term for up to two consecutive extended terms of five years each (each, an "Extended Term").

                  Each Extended Term shall commence on the day succeeding the expiration of the Initial Term or the preceding Extended Term therefor, as the case may be (any such day, an "Extended Term Commencement Date"), and shall expire on the day prior to the fifth (5th) anniversary of such Extended Term Commencement Date. For any Extended Term, the Participating Revenue Percentage shall be equal to the fair market rate as of the applicable Extended Term Commencement Date as reasonably determined by Landlord. All of the other terms, conditions, covenants and provisions of this Lease shall apply for such Extended Term. If Tenant shall elect to exercise any of the aforesaid extensions, Tenant shall do so by giving Landlord notice therefor not later than twelve (12) months prior to the expiration of the then current Term, it being agreed that time is of the essence with respect to the giving of such notice. Tenant may not exercise this extension right with respect to more than one Extended Term at a time. If Tenant shall fail to give any such notice, this Lease shall automatically terminate at the end of the then current Term, and Tenant shall have no further right to extend the Term of this Lease. If Tenant shall give such notice, the extension of the Lease shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.


                                   ARTICLE III
                                   -----------

                                      RENT
                                      ----

         3.1      Rent.

                  Tenant shall pay to Landlord, in lawful money of the United States of America, which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or reduction, Percentage Rent (as defined below), and Additional Rent (as defined below) during the Term as hereinafter provided. Payment of Rent during the Term shall be made at Landlord's address set forth in Section 27.8 or at such other place or to such other Person as Landlord from time to time may designate in writing. If any payment owing hereunder shall otherwise be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. All payments to Landlord shall be made by corporate check, certified check, wire transfer of immediately available funds or by such other method acceptable to Landlord in its sole discretion.

         3.2      Percentage Rent.

                  Tenant shall pay to Landlord Percentage Rent as provided below. "Percentage Rent" for a given period shall be equal to the Participating Revenue Percentage times the Facility Revenues for such period, and shall be comprised of Estimated Percentage Rent payable during such period plus any Additional Quarterly Percentage Rent and Additional Annual Percentage Rent payable with respect to such period.

                  3.2.1      Monthly Payment of Estimated Percentage Rent.

                  Tenant shall pay Estimated Percentage Rent for each month in advance. "Estimated Percentage Rent" for each month in a Fiscal Quarter shall be equal to one-third (1/3) of the Percentage Rent for the immediately preceding Fiscal Quarter for which the quarterly calculation and reconciliation of Percentage Rent has been made as provided in Section 3.2.2. Monthly Estimated Percentage Rent shall be paid to Landlord on or before the fifth (5th) Business Day of each month.

                  3.2.2      Quarterly Calculation and Reconciliation.

                  Within thirty (30) days after the end of each Fiscal Quarter, Tenant shall deliver to Landlord an Officer's Certificate setting forth for each Facility (i) the Occupancy Rate for such Fiscal Quarter, (ii) on an unaudited basis, the Facility Revenues for the Fiscal Quarter just ended and (iii) a comparison of the amount of Estimated Percentage Rent paid during such Fiscal Quarter versus the amount of Percentage Rent owing on the basis of the quarterly calculation of the Facility Revenues. If the Percentage Rent for such Fiscal Quarter is greater than the amount paid by Tenant as Estimated Percentage Rent during such Fiscal Quarter, Tenant shall pay to Landlord such difference plus the excess of the Estimated Percentage Rent payable with respect to each month in the current Fiscal Quarter determined in accordance with Section 3.2.1 (after determination of the Percentage Rent for the immediately preceding Fiscal Quarter in accordance with this Section 3.2.2) over the amount paid by Tenant as Estimated Percentage Rent for the first month of the current Fiscal Quarter (collectively, "Additional Quarterly Percentage Rent"), as Additional Rent (as defined below) in accordance with the provisions of Section 3.3, together with the next monthly payment of Estimated Percentage Rent on the date on which the next monthly payment of Estimated Percentage Date is due and payable. Solely for purposes of Section 3.2.3, any payment of Additional Quarterly Percentage Rent shall be deemed to be a payment of Percentage Rent with respect to the Fiscal Quarter and Fiscal Year for which such Additional Quarterly Percentage Rent was calculated without regard to when such Additional Quarterly Percentage Rent is actually paid. If the Percentage Rent for such Fiscal Quarter is less than the amount paid by Tenant as Estimated Percentage Rent during such Fiscal Quarter, Landlord shall, at Landlord's option, either (i) remit to Tenant its check in an amount equal to such difference, or (ii) grant Tenant a credit against the payment of Estimated Percentage Rent next coming due.

                  3.2.3      Annual Reconciliation.

                  Within ninety (90) days after the end of each Fiscal Year, or after the expiration or termination of the Lease, Tenant shall deliver to Landlord an Officer's Certificate setting forth for the Facility (i) the Occupancy Rate for such Fiscal Year, (ii) on an audited basis, the Facility Revenues for the Fiscal Year just ended, and (iii) a comparison of the amount of Percentage Rent actually paid during such Fiscal Year versus the amount of Percentage Rent actually owing on the basis of the annual calculation of the Facility Revenues. If the Percentage Rent for such Fiscal Year is greater than the amount paid by Tenant in respect of Percentage Rent during such Fiscal Year, Tenant shall immediately pay to Landlord such difference ("Additional Annual Percentage Rent") as Additional Rent in accordance with the provisions of
Section 3.3. If the Percentage Rent for such Fiscal Year is less than the amount previously paid by Tenant, Landlord shall, at Landlord's option, either (i) remit to Tenant its check in an amount equal to such difference, or (ii) grant Tenant a credit against the payment of Estimated Percentage Rent next coming due.

                  3.2.4      Record-keeping.

                  Tenant shall utilize an accounting system for the Leased Property in accordance with its usual and customary practices and in accordance with GAAP (applied on a basis consistent with all of the properties subject to the Simultaneous Leases) which will accurately record all Facility Revenues. Tenant shall retain reasonably adequate records for each Fiscal Year conforming to such accounting system until the later of (i) five years after the expiration of such Fiscal Year and (ii) until the reconciliation described in Section 3.2.3 above for such Fiscal Year has been made.

                  3.2.5      Audits.

                  Landlord, at its own expense except as provided herein, shall have the right, but not the obligation, from time to time directly or through its accountants to audit the information set forth in the Officer's Certificate referred to in Section 3.2.3 and in connection with such audits to examine Tenant's books and records with respect thereto (including supporting data, sales tax returns and Tenant's work papers). If any such audit discloses a deficiency in the payment of Percentage Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest at the rate of interest per annum equal to the Prime Rate plus two percent (2%) from the date when said payment should have been made to the date of payment thereof. If any such audit discloses that the Facility Revenues actually received by Tenant for any Fiscal Year exceeds the Facility Revenues reported by Tenant by more than four percent (4%), Tenant shall pay the reasonable cost of such audit and examination.

         3.3      Additional Rent.

                  In addition to Estimated Percentage Rent, (1) Tenant shall also pay and discharge when due and payable any Additional Quarterly Percentage Rent, any Additional Annual Percentage Rent and all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease, and (2) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (1) above, Tenant shall also pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (1) and (2) above being referred to herein collectively as the "Additional Rent"). Except for payments of Additional Quarterly Percentage Rent and Additional Annual Percentage Rent which are due immediately upon determination thereof as provided in Section 3.2.2 and Section 3.2.3, respectively, and except as otherwise provided in this Lease, all Additional Rent shall be due and payable ten (10) days after either Landlord or the applicable third party who may be billing Tenant therefor shall deliver an invoice to Tenant therefor or, if earlier, the due date set forth in such notice. To the extent that any Additional Rent is required to be paid to Landlord pursuant to this Lease, Tenant shall be relieved of its obligation to pay such Additional Rent to the entity to which they would otherwise be due.

         3.4      Late Payment of Rent.

                  Tenant hereby acknowledges that late payment by Tenant to Landlord of Estimated Percentage Rent or Additional Rent will cause Landlord to incur costs not contemplated under the terms of this Lease, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Such costs may include processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Leased Property and other expenses of a similar or dissimilar nature. Accordingly, if any installment of Estimated Percentage Rent or Additional Rent (but only as to those items of Additional Rent which are payable directly to Landlord) shall not be paid within five (5) Business Days after its due date, Tenant will pay Landlord on demand, as Additional Rent, a late charge equal to five percent (5%) of such installment. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition, if any installment of Estimated Percentage Rent or Additional Rent (but only as to those items of Additional Rent which are payable directly to Landlord) shall not be paid on its due date, the amount unpaid shall bear interest, from the due date of such installment to the date of payment thereof, computed at the Overdue Rate on the amount of such installment, and Tenant will pay such interest to Landlord on demand, as Additional Rent. The payment of said late charge or such interest shall not constitute a waiver, nor excuse or cure, of any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.

         3.5      Net Lease.

                  The Rent shall be paid absolutely net to Landlord and, except as expressly provided in Article XV and Article XVI, without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, determent, deduction or defense, so that this Lease shall yield to Landlord the full amount of the installments of Estimated Percentage Rent and Additional Rent throughout the Term, all as more fully set forth in Article V.

         3.6      Income and Expense Prorations.

                  Income and expense items received or paid with respect to the period in which the Term terminates shall be adjusted and prorated between Landlord and Tenant as of the date the Term terminates.

         3.7      Best Efforts to Maximize Facility Revenues.

                  Tenant hereby covenants and agrees that the operation of each Facility shall be conducted in a manner consistent with the prevailing standards and practices recognized in the health care industry as those customarily utilized by first-class business operations. Subject to any applicable Legal Requirements, Tenant shall use its best efforts to maximize the Facility Revenues for the Facility, and to that end, (i) Tenant shall maintain or cause to be maintained a full staff of employees at the Facility and (ii) a maximum amount of space in the Facility shall be devoted to revenue producing activities and only such part thereof shall be devoted for office, storage and non-revenue producing purposes as shall be reasonably necessary.


                                   ARTICLE IV
                                   ----------

                                   IMPOSITIONS
                                   -----------

         4.1      Payment of Impositions.

                  Subject to Section 17.9, Tenant will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible. All payments of Impositions shall be subject to Tenant's right of contest pursuant to the provisions of Article XIII. Tenant shall promptly furnish to Landlord copies of official receipts, if available, or other satisfactory proof evidencing such payments, such as canceled checks.

         4.2      Information and Reporting.

                  Landlord shall give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge, but Landlord's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event any applicable governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it must legally so file and shall pay all associated personal property taxes. Each party, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.

         4.3      Assessment Challenges.

                  In addition to Tenant's rights under Article XIII but subject to the requirements thereof, Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action.

         4.4      Prorations; Payment in Installments.

                  Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may elect to pay in installments, in which event Tenant shall pay all installments (and any accrued interest on the unpaid balance of the Imposition) that are due during the Term hereof before any fine, penalty, premium, further interest or cost may be added thereto.

         4.5      Refunds.

                  If any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article XVII.

         4.6      Utility Charges.

                  Tenant shall pay or cause to be paid prior to delinquency charges for all utilities and services, including, without limitation, electricity, telephone, trash disposal, gas, oil, water, sewer, communication and all other utilities used in the Leased Property during the Term.

         4.7      Assessment Districts.

                  Neither party shall voluntarily consent to or agree in writing to (i) any special assessment or (ii) the inclusion of any material portion of the Leased Property into a special assessment district or other taxing jurisdiction unless the other party shall have consented thereto, which consent shall not be unreasonably withheld.


                                    ARTICLE V
                                    ---------

                                 TENANT WAIVERS
                                 --------------

         5.1      No Termination or Abatement.

                  Except as otherwise specifically provided in this Lease, to the extent permitted by law, (i) Tenant shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate this Lease, nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent by reason of, and (ii) the respective obligations of Landlord and Tenant shall not be otherwise affected by reason of:

                  (a) any damage to, or destruction of, the Leased Property or any portion thereof caused primarily by the actions, omissions, negligence or intentional misconduct of Tenant;

                  (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use or occupancy of the Leased Property, or any portion thereof, caused primarily by the actions, omissions, negligence or intentional misconduct of Tenant; or

                  (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord.

                  Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law
(i) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) to entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder, except as otherwise specifically provided in this Lease. The obligations of Landlord and Tenant under this Lease shall continue to be payable in all events unless such obligations shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

         5.2      Condition of Leased Property.

                  Notwithstanding anything contained in this Lease to the contrary (including without limitation, the provisions of Section 10.4 hereof), Tenant acknowledges receipt and delivery of possession of the Leased Property and that Tenant has examined or otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease. Regardless, however, of any inspection made by Tenant of the Leased Property and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Leased Property "as is" in its present condition. Tenant waives and releases any claim or action against Landlord in respect of the condition of the Leased Property including any defects or adverse conditions latent or patent, matured or unmatured, known or unknown by Tenant or Landlord as of the date hereof. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (A) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (B) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (C) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (D) VALUE, (E) COMPLIANCE WITH SPECIFICATIONS, (F) LOCATION, (G) USE, (H) CONDITION, (I) MERCHANTABILITY, (J) QUALITY, (K) DESCRIPTION, (L) DURABILITY, (M) OPERATION, (N) THE EXISTENCE OF ANY HAZARDOUS MATERIAL OR (O) COMPLIANCE OF THE LEASED PROPERTY WITH ANY LAW (INCLUDING ANY ENVIRONMENTAL LAW) OR LEGAL REQUIREMENTS. TENANT ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT AND THAT TENANT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN THE LEASED PROPERTY OF ANY NATURE, WHETHER LATENT OR PATENT, AS BETWEEN LANDLORD AND TENANT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT

LIABILITY IN TORT), IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. THE PROVISIONS OF THIS SECTION 5.2 HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE. To the extent permitted by law, however, Landlord hereby assigns to Tenant all of Landlord's rights to proceed against any predecessor in title for breaches of warranties or representations or for latent defects in the Leased Property. Landlord shall fully cooperate with Tenant in the prosecution of any such claims, in Landlord's or Tenant's name, all at Tenant's sole cost and expense. Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, cost, damage or liability (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with such cooperation.



                                   ARTICLE VI
                                   ----------

                              OWNERSHIP OF PROPERTY
                              ---------------------

         6.1      Leased Property.

                  Tenant acknowledges that the Leased Property is the property of Landlord and that Tenant has only the right to the exclusive possession and use of the Leased Property during the Term of and upon the terms and conditions of this Lease. Subject to the provisions of Article XXV below, Landlord hereby represents and warrants to Tenant that as of the Commencement Date, Landlord has good and marketable title to the Leased Property free and clear of all liens and encumbrances, except for those encumbrances referenced on Schedule B to the Title Commitment or other liens and encumbrances that would not materially impair the use of the Leased Property for its Primary Intended Use.

         6.2      Tenant's Personal Property.

                  Tenant may (and shall as provided below), at its expense, install, affix or assemble or place on the Land or in any of the Leased Improvements, any items of Tenant's Personal Property, and Tenant may, subject to the conditions set forth in this Lease, remove the same upon the expiration or any prior termination of the Term. Tenant shall provide and maintain during the entire Term all such Tenant's Personal Property as shall be necessary in order to operate the Facility in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use and in accordance with its past practices.

         6.3      Purchase of Tenant's Personal Property.

                  Upon the expiration or sooner termination of this Lease, Landlord shall have the right (but not the obligation) to purchase from Tenant all or any portion of tangible Tenant's Personal Property (which shall not include software):

                  (i) if owned by Tenant and not subject to any secured financing, at the fair market value thereof;

                  (ii) if owned by Tenant, but subject to a secured financing, at the greater of the amount of the debt owing under such financing and the fair market value thereof; and

                  (iii) if leased by Tenant and the applicable lease provides for termination of the lease as to such property upon the payment of a given sum, at the greater of the amount of the payment so provided and the fair market value thereof; provided, that at Landlord's option and if the lessor of such Tenant's Personal Property will permit Landlord to assume the obligations under the applicable lease with respect to such property (separate from the obligations under a master lease if in effect), Tenant shall, upon the request of Landlord, assign the applicable lease (or portion thereof) to Landlord.

                  Landlord may elect to purchase Tenant's Personal Property by giving notice to Tenant not later than, as the case may be, ninety (90) days prior to the expiration of this Lease or upon the termination of this Lease following any Event of Default. Tenant shall transfer title to such property by a bill of sale without warranty (except as to ownership) upon concurrent payment in cash by Landlord.

         6.4      Removal of Personal Property.

                  All items of Tenant's Personal Property not removed by Tenant within fourteen (14) days following the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may, at Landlord's discretion and without any obligation, be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving notice thereof to Tenant and without any payment to Tenant and without any obligation to account therefor. Tenant shall, at its expense, restore the Leased Property to the condition required by Article X, including repair of all damage to the Leased Property caused by the removal of Tenant's Personal Property, whether effected by Tenant or Landlord. Landlord shall not be responsible for any loss or damage to Tenant's Personal Property, or any other property of Tenant, by virtue of Landlord's removal thereof at any time subsequent to the fourteen (14) day period provided for herein.

         6.5      Landlord's Personal Property.

                  If Landlord has provided any Landlord's Personal Property with respect to the Facility, Tenant shall maintain such property in the same manner as Tenant maintains Tenant's Personal Property. Upon the loss, destruction, or obsolescence of any of the Landlord's Personal Property, Tenant shall replace such property with Tenant's Personal Property, which such property shall be owned by Tenant but which shall nevertheless be deemed to be Landlord's Personal Property for purposes of this Article VI.



                                   ARTICLE VII
                                   -----------

                                 USE OF PROPERTY
                                 ---------------

         7.1      Permitted Use.

                  7.1.1      Primary Intended Use.


                  Tenant shall, at all times during the Term, and at any other time Tenant shall be in possession of the Leased Property, continuously use or cause to be used the Leased Property as an appropriately licensed assisted living facility, and for such other uses as may be necessary or incidental thereto (such use referred to herein as the Leased Property's "Primary Intended Use"). Tenant shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord (which consent may be granted or withheld in Landlord's reasonable discretion). No use shall be made or permitted to be made of the Leased Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy is available), nor shall Tenant sell or otherwise provide to residents or clients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by fire underwriter's regulations. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Tenant's Personal Property, including, without limitation, the Insurance Requirements.

                  7.1.2      Necessary Approvals.

                  Tenant hereby represents that, on or prior to the Commencement Date, Tenant shall have obtained all approvals necessary to use and operate, for the Primary Intended Use, the Leased Property and the Facility located at the Leased Property under applicable local, state and federal law. From and after the Commencement Date, Tenant shall maintain all approvals necessary to use and operate, for its Primary Intended Use, the Leased Property and the Facility located at the Leased Property under applicable local, state and federal law, and without limiting the foregoing, shall maintain appropriate certifications for reimbursement and licensure.

                  7.1.3      Continuous Operation.

                  Tenant shall continuously operate the Leased Property as a provider of health care services in accordance with its Primary Intended Use. Tenant will not take or omit to take any action, the taking or omission of which may materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use; notwithstanding the foregoing, Tenant may cease operation of the Facility for a period not to exceed six (6) months.

                  During any such period of cessation, Tenant shall pay to Landlord each month as Rent hereunder, an amount equal to the average monthly Rent paid by Tenant during the six (6) months immediately prior to such cessation of operation (the "Minimum Rent"). In addition thereto, following the conclusion of any such period of cessation, for a period of six (6) months, Tenant shall pay to Landlord as Rent hereunder, the greater of (i) monthly Minimum Rent as provided in this Section 7.1.3 or (ii) Percentage Rent as provided in Section 3.2; following the conclusion of said six (6) month period, Rent shall be payable only in accordance with Section 3.2 hereof.

                  7.1.4      Lawful Use.

                  Tenant shall not use or suffer or permit the use of the Leased Property and Tenant's Personal Property for any unlawful purpose. Tenant shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Tenant cause or permit any nuisance thereon or therein. Tenant shall neither suffer nor permit the Leased Property or any portion thereof, including any Tenant Improvement, or Tenant's Personal Property, to be used in a such a manner as (i) would impair materially Landlord's (or Tenant's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

                  7.1.5      Determination of Facility Revenues During Breach.

                  Facility Revenues for any period during which Tenant is in breach or violation of any of the covenants set forth in this Section 7.1 shall be deemed to be the greater of (i) the Facility Revenues for such period or (ii) the average Facility Revenues for the corresponding period for the prior three years, as determined by Landlord as adjusted by the Cumulative CPI Adjustment over such three year period; provided, however, that during the first three years of the Term, the average Facility Revenues for a period shall be determined by reference to the corresponding period for each prior year during the Term, as adjusted by the Cumulative CPI over such period.

         7.2      Compliance with Applicable Medicaid and Medicare Requirements.

                  Tenant shall, at its sole cost and expense, make whatever improvements (capital or ordinary) as are required to conform the Leased Property to such standards as may, from time to time, be required by federal Medicare (Title 18) or Medicaid (Title 19) assisted living programs, if applicable, or any other applicable programs or legislation, or capital improvements required by any applicable programs or legislation, or capital improvements required by any other governmental agency having jurisdiction over the Leased Property as a condition of the continued operation of the Leased Property for its Primary Intended Use.

         7.3      Environmental Matters.

                  Tenant shall not store, spill upon, dispose of or transfer to or from the Leased Property any Hazardous Materials, except that Tenant may store, transfer and dispose of Hazardous Materials in compliance with all Environmental Laws. Tenant shall maintain the Leased Property at all times free of any Hazardous Materials (except in compliance with all statues, laws, ordinances, rules and regulations). Tenant shall, as to the Leased Property, promptly: (a) notify Landlord in writing of any material change in the nature or extent of such Hazardous Materials maintained, (b) transmit to Landlord copies of any citations, orders, notices or other material governmental communications received with respect thereto, (c) observe and comply with any and all Environmental Laws and all orders or directions from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition of Hazardous Materials, and (d) pay or otherwise dispose of any fine, charge or Imposition related thereto, unless Tenant shall contest the same and the right to use and the value of the Leased Property is not materially and adversely affected thereby. Tenant shall, upon demand, pay to Landlord, as Additional Rent, any cost, expense, loss or damage incurred by Landlord and growing out of the failure of Tenant strictly to observe and perform the foregoing requirements (including, without limitation, reasonable attorneys' fees and expenses), which amounts will bear interest from the date incurred until paid at the Overdue Rate.


                  Tenant shall protect, release, defend, indemnify and hold harmless Landlord and each Facility Mortgagee from and against any and all liabilities, obligations, claims, damages, penalties, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against any of them by reason of any failure by Tenant or any Person claiming under Tenant to perform or comply with any of the terms of this Section 7.3. The provisions of this Section 7.3 shall survive the expiration or sooner termination of this Lease.


         7.4      Landlord to Grant Easements.

                  Landlord shall, from time to time so long as no Event of Default has occurred and is continuing, at the request of Tenant and at Tenant's cost and expense (which cost and expense shall include, without limitation, Landlord's reasonable attorneys' fees and expenses relating to any action by Landlord pursuant to this Section 7.4), subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed: (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Landlord of an Officer's Certificate, which Officer's Certificate shall be accompanied by all documents necessary to enable Landlord to verify the accuracy of such Officer's Certificate and shall state that such grant, release, dedication, transfer, petition or amendment (i) is not detrimental to the proper conduct of the business of Tenant on the Leased Property, (ii) does not reduce its value or usefulness for the Primary Intended Use and (iii) is necessary for the operation of the Facility in accordance with the Primary Intended Use (and which Certificate, if contested by Landlord, shall not be binding on Landlord); provided, however, that any withholding of approval by Landlord to any action pursuant to this Section 7.4 shall be deemed to be reasonable if Landlord reasonably believes that any such action is not required in order to operate or continue to operate the Leased Property and Facility in accordance with its Primary Intended Use. Landlord shall not grant, release, dedicate or execute any of the foregoing items in this Section 7.4 without obtaining Tenant's approval, which approval shall not be unreasonably withheld or delayed.

         7.5      Management Agreements.

                  Throughout the Term, Tenant shall not enter into any Management Agreement except with a Manager that satisfies the definition of "Manager" herein. Tenant shall provide Landlord with a copy of each Management Agreement and any other documents relating thereto which Landlord may reasonably request. Each Management Agreement shall provide that (i) Landlord shall receive notice of any defaults thereunder and, at Landlord's option, an opportunity to cure any such defaults, (ii) Landlord shall have the right to terminate the Management Agreement upon the occurrence of an Event of Default hereunder and
(iii) Manager shall be obligated to perform and be bound by the covenants of

Tenant contained herein. If Landlord shall cure any of Tenant's defaults under any Management Agreement, the cost of any such cure shall be payable upon demand by Landlord to Tenant as Additional Rent. Tenant shall deliver to Landlord any instrument requested by Landlord to implement the intent of the foregoing provision. In addition to any other rights and remedies available to Landlord hereunder, in the event of the occurrence of an Event of Default hereunder, Landlord shall have the right to terminate any Management Agreement then in effect and to appoint a manager for the Facility acceptable to Landlord in its sole discretion.


                                  ARTICLE VIII
                                  ------------

                         SECURITY FOR LEASE OBLIGATIONS
                         ------------------------------

         8.1      Security Deposit.

                  On or prior to the Commencement Date, Tenant shall deposit with Landlord the sum of $__________________________ in cash representing a security deposit against the faithful performance of the terms and conditions contained in this Lease (the "Security Deposit"). As long as no Event of Default has occurred and is then continuing, and as long as no fact or circumstance currently exists which, with the giving of notice or the passage of time, would constitute an Event of Default, then interest on any such Security Deposit shall be paid by Landlord to Tenant on a quarterly basis in arrears at a rate of interest per annum equal to the 90 day Treasury bill rate. Upon the expiration or earlier termination of this Lease, provided that Tenant shall have met all of its obligations under this Lease, the Security Deposit shall be refunded to Tenant within thirty (30) days of such expiration or termination.

         8.2      Guarantee.

                  All obligations of Tenant under this Lease shall be unconditionally and irrevocably guaranteed by Guarantor pursuant to the Guarantee.

                                   ARTICLE IX
                                   ----------

                               HAZARDOUS MATERIALS
                               -------------------

         9.1      Remediation.

                  If Tenant becomes aware of the presence of any Hazardous Material in a quantity sufficient to require remediation or reporting under any Environmental Law, or if necessary to prevent the value of the Leased Property from being materially and adversely affected, in, on or under the Leased Property or if Tenant, Landlord, or the Leased Property becomes subject to any order of any court or federal, state or local agency to investigate, remove, remediate, repair, close, detoxify, decontaminate or otherwise clean up the Leased Property, Tenant shall, at its sole expense, carry out and complete any required response, action, investigation, removal, remediation, repair, closure, detoxification, decontamination or other cleanup of the Leased Property. If Tenant fails to implement and diligently pursue any such repair, closure, detoxification, decontamination, response, action or other cleanup of the Leased Property in a timely manner, Landlord shall have the right (in addition to any other rights of Landlord under this Lease), but not the obligation, to carry out such action and to recover all of the reasonable costs and expenses from Tenant as Additional Rent.

         9.2      Tenant's Indemnification of Landlord.

                  Tenant shall pay, protect, indemnify, save, release, hold harmless and defend Landlord and any Facility Mortgagee from and against all liabilities, obligations, claims, damages (including punitive and consequential damages), penalties, causes of action, demands, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord or the Leased Property by reason of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental Law) in respect of the Leased Property howsoever arising, without regard to fault on the part of Tenant, including (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, closure, remediation, correction or clean-up, fines, damages, response costs or penalties which arise under the provisions of any Environmental Law, or (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity.

         9.3      Survival of Indemnification Obligations.

                  Tenant's obligations or liability under this Article IX arising during the Term hereof shall survive any termination of this Lease for a period of two (2) years following termination.

         9.4      Environmental Violations at Expiration or Termination of
Lease.

                  9.4.1      Breach.

                  Notwithstanding any other provisions of this Lease, if, at a time when the Term would otherwise terminate or expire, a violation of any Environmental Law has been asserted by Landlord and has not been resolved in a manner reasonably satisfactory to Landlord, or has been acknowledged by Tenant to exist or has been found to exist at the Leased Property or has been asserted by any governmental authority and failure to have completed all action required to correct, abate or remediate such a violation of any Environmental Law materially impairs the leasability of the Leased Property upon the expiration of the Term, then, at the option of Landlord, the Term shall be automatically extended with respect to the Leased Property beyond the date of termination or expiration and this Lease shall remain in full force and effect under the same terms and conditions until the completion of all remedial action in accordance with applicable Environmental Laws; provided, however, that Tenant may, upon any such extension of the Term, terminate the Term by paying to the Landlord such amount as is necessary in the reasonable judgment of Landlord to complete or perform such remedial action, which amount shall be held in escrow for remediation on terms and conditions reasonably acceptable to Landlord and Tenant; any amount not required for remediation shall be remitted to Tenant.

                  9.4.2      Determination of Facility Revenues During Breach.

                  Facility Revenues for the Facility and the Leased Property for any period during which Tenant is in breach or violation of any of the covenants set forth in this Section 9.4 shall be deemed to be the greater of the Facility Revenues for (i) such period or (ii) the average Facility Revenues for the corresponding period for the prior three (3) years, as adjusted by the Cumulative CPI Adjustment over such three-year period; provided, however, that during the first three years of the Term, the average Facility Revenues for a period shall be determined by reference to the corresponding period for each prior year during the Term, as adjusted by the Cumulative CPI Adjustment over such period.

                                    ARTICLE X
                                    ---------

                             MAINTENANCE AND REPAIR
                             ----------------------

         10.1     Tenant's Maintenance and Repair Obligation.

                  Tenant, at its expense, will keep the Leased Property and Tenant's Personal Property in good order, repair and appearance (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property in accordance with any applicable Legal Requirements, and, except as otherwise provided in Article XV, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise).

         10.2     Waiver of Statutory Obligations.

                  Landlord shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect as of the Commencement Date or later enacted.

         10.3     Mechanic's Liens.

                  Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, in either case, in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof, and Tenant shall promptly remove, discharge or otherwise satisfy any such right, title, interest, lien, claim or other encumbrance.

         10.4     Surrender of Property.

                  Unless the Lease shall have been terminated pursuant to the provisions of Article XV, Tenant shall, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Landlord in the condition in which the Leased Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligations of Tenant to maintain the Leased Property in good order and repair during the entire term) and with due consideration being given to the age oF the Leased Property at such time.

         10.5     Required Capital Expenditures.

                  10.5.1     Required Years; Required Amounts; Permitted
Expenditures.

                  Notwithstanding anything contained in this Article X or elsewhere in this Lease to the contrary, for the last four (4) years of the Term (the "Required Period"), Tenant shall expend an amount at least equal to the Required Amount for such Required Period for capital expenditures at the Facility; provided, however, that the Required Amount shall be expended for such repairs and refurbishments as are required to maintain or restore the applicable Facility in accordance with the requirements of this Article X (a "Permitted Expenditure") and in no event shall any expenditures made in respect of a Tenant Improvement as provided in Article XI hereof be deemed to be a Permitted Expenditure.

                  10.5.2     Payment Provisions.

                  Within thirty (30) days after the end of the Required Period, Tenant shall deliver to Landlord an Officer's Certificate certifying the amount expended in respect of Permitted Expenditures during such Required Period (the "Expended Amount"), and the excess, if any, of the Required Amount for such Required Period over the Expended Amount for such Required Period (the "Excess Amount") shall be payable in accordance with Section 3.3 hereof. Said certificate shall include an itemized list of each expenditure.

                  10.5.3     No Liability of Landlord.

                  In no event shall Landlord be liable to Tenant for the amount, if any, by which the Expended Amount for any Required Period exceeds the Required Amount for such Required Period.



                                   ARTICLE XI
                                   ----------

                               TENANT IMPROVEMENTS
                               -------------------

         11.1     Tenant's Right to Construct.

                  During the Term of this Lease, Tenant may make alterations, additions, changes improvements to the Leased Property (individually, a "Tenant Improvement," and collectively, "Tenant Improvements"). Except as otherwise agreed to by Landlord in writing, any such Tenant Improvement shall be made at Tenant's sole expense and shall become the property of the Landlord upon termination of this Lease. All Tenant Improvements shall be subject to all of the following conditions and restrictions:

                  (a) Unless made on an emergency basis to prevent injury to person or property, Tenant may not undertake any nonstructural Tenant Improvement involving an estimated cost in excess of Fifty Thousand Dollars ($50,000.00) (as estimated by a licensed architect approved by Landlord) without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord may condition its consent to any proposed Tenant Improvement on the receipt of a writing in form and substance reasonably acceptable to Landlord evidencing Tenant's covenant to restore the Leased Property to its condition as of the time immediately prior to the construction of such proposed Tenant Improvement and any such condition shall not be deemed to be unreasonable; and provided further, however, that Tenant shall provide notice to Landlord of any Tenant Improvement undertaken without its consent as soon as practicable and Landlord may, within thirty (30) days after receipt of any such notice, demand from Tenant a writing in form and substance reasonably acceptable to Landlord evidencing Tenant's covenant to restore the Leased Property to its condition as of the time immediately prior to the construction of any such Tenant Improvement undertaken without Landlord's consent and Tenant shall, within ten (10) days after receipt of any such demand from Landlord, provide such a writing to Landlord.

                  (b) Unless made on an emergency basis to prevent injury to person or property, no structural alteration shall be undertaken without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord may condition its consent to any proposed Tenant Improvement on the receipt of a writing in form and substance reasonably acceptable to Landlord evidencing Tenant's covenant to restore the Leased Property to its condition as of the time immediately prior to the construction of such proposed Tenant Improvement and any such condition shall not be deemed to be unreasonable; and provided further, however, that Tenant shall provide notice to Landlord of any Tenant Improvement undertaken without its consent as soon as practicable and Landlord may, within thirty (30) days after receipt of any such notice, demand from Tenant a writing in form and substance reasonably acceptable to Landlord evidencing Tenant's covenant to restore the Leased Property to its condition as of the time immediately prior to the construction of any such emergency Tenant Improvement and Tenant shall, within ten (10) days after receipt of any such demand from Landlord, provide such a writing to Landlord.

                  (c) The written consent of any Facility Mortgagee with respect to the Facility must be obtained before the commencement of any work hereunder whenever such consent is known by Tenant to be required by a Facility Mortgage.

                  (d) The reasonable cost and expense of Landlord's and a Facility Mortgagee's review of any plans and specifications required to be furnished to Landlord or a Facility Mortgagee pursuant to Section 11.2 hereof shall be paid by Tenant to Landlord as Additional Rent.

                  (e) The provisions of Section 11.2 hereof shall apply to any work performed by Tenant pursuant to this Article XI.

         11.2     Construction

                  Tenant agrees that:

                  (a) Tenant shall diligently seek all governmental approvals relating to the construction of any Tenant Improvement;

                  (b) Once Tenant begins the construction of any Tenant Improvement, Tenant shall diligently prosecute any such construction to completion in accordance with applicable Insurance Requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Leased Property;

                  (c) Landlord shall have the right at any time and from time to time to post and maintain upon the Leased Property such notices as may be necessary to protect Landlord's interest from mechanics' liens, materialmen's liens or liens of a similar nature;

                  (d) Tenant shall not suffer or permit any mechanics' liens or any other claims or demands arising from the work of construction of any Tenant Improvement to be enforced against the Leased Property or any part thereof, and Tenant agrees to hold Landlord and the Leased Property free and harmless from all liability from any such liens, claims or demands, together with all costs and expenses in connection therewith;

                  (e) All work shall be performed in a good and workmanlike manner and in accordance with any plans and specifications therefor which shall have been approved by Landlord or the Facility Mortgagee;

                  (f) If the Tenant Improvement shall involve (i) more than Fifty Thousand Dollars ($50,000.00) (as estimated by a licensed architect approved by Landlord) or requiring Tenant to obtain a building or other permit prior to the commencement of any such Tenant Improvement or (ii) any structural repair, alteration, restoration or other work, then no work on such Tenant Improvement shall be commenced until detailed plans and specifications (including layout, architectural, mechanical and structural drawings), prepared by a licensed architect reasonably satisfactory to Landlord shall have been submitted to and approved by Landlord and the Facility Mortgagee;

                  (g) No Tenant Improvement costing more than Fifty Thousand Dollars ($50,000.00) (as estimated by a licensed architect approved by Landlord) shall be undertaken except under the supervision of a licensed architect retained at Tenant's expense and reasonably satisfactory to Landlord;

                  (h) No Tenant Improvement costing more than Fifty Thousand Dollars ($50,000.00) (as estimated by a licensed architect approved by Landlord) shall be commenced until Tenant shall have obtained and delivered to Landlord, at Tenant's expense, either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in the state in which the Leased Property is located and reasonably satisfactory to Landlord), each in an amount equal to the estimated cost of such Tenant Improvement (as estimated by a licensed architect approved by Landlord) and in form otherwise reasonably satisfactory to Landlord, or (ii) such other security or evidence of ability to pay the estimated cost of such Tenant Improvement as shall be reasonably satisfactory to Landlord; and

                  (i) Any Tenant Improvement shall be subject to inspection at any time and from time to time by Landlord or the applicable Facility Mortgagee or the duly authorized representatives of either, and if upon such inspection, Landlord or such Facility Mortgagee shall reasonably be of the opinion that the Tenant

                  Improvement is not being constructed in accordance with the requirements of this Article XI, then Tenant shall promptly correct any such failure to comply with such requirements.

         11.3     Scope of Tenant's Right.

                  Subject to Section 11.1 and Section 11.2, at Tenant's cost and expense, Tenant shall have the right to seek any governmental approvals, including building permits, licenses, conditional use permits and any certificates of need that Tenant requires to construct any Tenant Improvement.

         11.4     Cooperation of Landlord.

                  Landlord shall cooperate with Tenant and take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental approvals sought by Tenant to construct any Tenant Improvement within fifteen
(15) Business Days following the later of (a) the date Landlord receives Tenant's request, or (b) the date of delivery of any such application or document to Landlord, so long as the taking of such action, including the execution of said applications or documents, shall be without cost to Landlord (or if there is a cost to Landlord, such cost shall be reimbursed by Tenant), and will not cause Landlord to be in violation of any law, ordinance or regulation.

         11.5     Rights in Tenant Improvements.

                  Notwithstanding anything to the contrary in this Lease, all Tenant Improvements constructed pursuant to this Article XI, and any and all subsequent additions thereto and alterations and replacements thereof, shall be the sole and absolute property of Tenant during the Term of this Lease. Upon the expiration or early termination of this Lease, all such Tenant Improvements shall become the property of Landlord. Without limiting the generality of the foregoing, Tenant shall be entitled to all federal and state income tax benefits associated with any Tenant Improvement during the Term of this Lease.


                                   ARTICLE XII
                                   -----------

                  LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS
                  --------------------------------------------

         12.1     Liens.

                  Subject to the provisions of Article XIII relating to permitted contests, Tenant will not directly or indirectly create or allow to remain, and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of Rent, not including, however:

                  (a) this Lease;

                  (b) the matters, if any, that existed as of the Commencement Date;

                  (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord, or any easements granted pursuant to the provisions of Section 7.4;

                  (d) liens for those taxes of Landlord which Tenant is not required to pay hereunder;

                  (e) subleases permitted by Article XXIII;

                  (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XIII;

                  (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed (provided that such liens are in the process of being contested as permitted by Article
                  XIII) or not yet due; and

                  (h) any liens which are the responsibility of Landlord pursuant to the provisions of Article XV.

         12.2     Encroachments and Other Title Matters.

                  Excepting any matters granted or created by Landlord or with respect to the Leased Property and excepting matters that do not have a material adverse effect on the use of the Leased Property for the Primary Intended Use, if any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other rights under a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Landlord or at the behest of any Person affected by any such encroachment, violation or impairment, Tenant, at its sole cost and expense (subject to its right to contest the existence of any such encroachment, violation or impairment), shall protect, indemnify, save harmless and defend Landlord from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant; or (ii) make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation or encroachment. Tenant's obligations under this Section 12.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance.


                                  ARTICLE XIII
                                  ------------

                               PERMITTED CONTESTS
                               ------------------

                  Tenant, on its own or on Landlord's behalf (or in Landlord's name) but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Section 12.1, provided that:

                  (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property, and neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings;

                  (b) in the case of a Legal Requirement, Landlord would not be subject to criminal or civil liability for failure to comply therewith pending the outcome of such proceedings. Nothing in this Section 13(b), however, shall permit Tenant to delay compliance with any requirement of an Environmental Law to the extent such non-compliance poses an immediate threat of injury to any Person or to the public health or safety or of material damage to any real or personal property;

                  (c) in the case of a Legal Requirement or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security, if any, as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or the Rent by reason of such non-payment or noncompliance, provided, however, the provisions of this Article XIII shall not be construed to permit Tenant to contest the payment of Estimated Percentage Rent and Additional Rent payable to Landlord or any other sums payable by Tenant to Landlord hereunder;

                  (d) no such contest shall interfere in any material respect with the use or occupancy of the Leased Property;

                  (e) in the case of an Insurance Requirement, the coverage required by Article XIV shall be maintained; and

                  (f) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.

Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.


                                   ARTICLE XIV
                                   -----------

                                    INSURANCE
                                    ---------

         14.1     General Insurance Requirements.

                  During the Term, Tenant shall at all times keep the Leased Property, and all property located in or on the Leased Property, including all Tenant's Personal Property and any Tenant Improvements, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the state in which the Leased Property is located. The policies must name Landlord as an "Additional Insured." Losses shall be payable to Landlord or Tenant as provided in Article XV. In addition, the policies shall name as an additional insured the holder of any mortgage, deed of trust or other security agreement securing any indebtedness or any other Landlord's Encumbrance placed on the Leased Property in accordance with the provisions of Article XXV ("Facility Mortgagee") by way of a standard form of mortgagee's loss payable endorsement. Any loss adjustment shall require the written consent of Landlord, Tenant, and each Facility Mortgagee. Evidence of insurance shall be deposited with Landlord and, if requested, with any Facility Mortgagee(s). The policies on the Leased Property, including the Leased Improvements, Fixtures, Tenant's Personal Property and any Tenant Improvements, shall insure against the following risks:

                  14.1.1     All Risk.

                  Loss or damage by all risks perils including but not limited to, fire, vandalism, malicious mischief and extended coverages, including but not limited to, sprinkler leakage, in an amount not less than one hundred percent (100%) of the then Full Replacement Cost thereof.

                  14.1.2     Liability.

                  Claims for personal injury or property damage under a policy of comprehensive general liability insurance with amounts not less than Ten Million Dollars ($10,000,000.00) per occurrence and in the aggregate.

                  14.1.3     Flood.

                  Flood (when the Leased Property is located in whole or in material part in a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area.


                  14.1.4     Worker's Compensation.

                  Adequate worker's compensation insurance coverage for all Persons employed by Tenant and all of Tenant's agents or contractors on the Leased Property in accordance with the requirements of applicable federal, state and local laws.

                  14.1.5     Business Interruption.

                  Loss due to business interruption in an amount, for any Fiscal Year, not less than the applicable Facility Revenues for the immediately preceding year.

                  14.1.6     Builder's Risk.

                  Loss or damage during times of construction on any portion of the Leased Property (including, without limitation, any period of construction
pursuant to Article XI hereof) in an amount not less than         .

                  14.1.7     Boiler and Machinery.

                  Loss due to any boiler or machinery (including related electrical apparatus and components) casualty under a standard comprehensive form, providing coverage against loss or damage caused by explosion of steam boilers, pressure vessels or similar vessels, now or hereafter installed at the
Facility, in limits reasonably acceptable to Landlord, but not less than       .

                  14.1.8     Earthquake.

                  Loss due to earthquake (if such coverage is reasonably deemed necessary by Landlord and reasonably available to Tenant) in limits and with deductibles reasonably acceptable to Landlord.

                  14.1.9     Environmental Impairment.

                  Loss due to environmental impairment liability in limits and with deductibles reasonably acceptable to Landlord, but only if such insurance becomes more or less customarily required by prudent landlords of property similar to the Leased Property or any site assessment report for the Leased Property indicates that such insurance would be appropriate.

                  14.1.10    Subsidence.

                  Loss due to subsidence (if deemed necessary by Landlord) in limits reasonably acceptable to Landlord.

                  14.1.11    Other Insurance.

                  Such other insurance on or in connection with the Leased Property as Landlord or any Facility Mortgagee may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size and use to the Leased Property and located in the geographic area where the Leased Property is located.

         14.2     Replacement Cost.

                  In the event either party believes that the Full Replacement Cost of the insured property has increased at any time during the Term, it shall have the right to have such Full Replacement Cost redetermined by the insurance company which is then carrying the largest amount of hazard insurance carried on the Leased Property (the "Impartial Appraiser"). The party desiring to have the Full Replacement Cost so redetermined shall forthwith, on receipt of such determination by such Impartial Appraiser, give written notice thereof to the other party hereto. The determination of such Impartial Appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith increase the amount of insurance carried pursuant to this Section 14.2, as the case may be, to the amount so determined by the Impartial Appraiser. Each party shall pay one-half of the fee, if any, of the Impartial Appraiser.

         14.3     Waiver of Subrogation.

                  Landlord and Tenant waive their respective right of recovery against the other to the extent damage or liability is insured against under a policy or policies of insurance. All insurance policies carried by either party covering the Leased Property including the contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party (including any Facility Mortgagee). The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

         14.4     Insurance Company Satisfactory.

                  All of the policies of insurance referred to in Section 14.1 shall be written by an insurance company licensed and in good standing in the state in which the Leased Property is located and rated not less than A:X by A.M. Best Co. In addition, all insurance carried by Tenant hereunder shall have deductible amounts which are reasonably acceptable to Landlord. Tenant shall pay all premiums for the policies of insurance referred to in Section 14.1 and shall deliver certificates thereof to Landlord prior to their effective date (and with respect to any renewal policy, at least thirty (30) days prior to the expiration of the existing policy). In the event Tenant fails to satisfy its obligations under this Section 14.4, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord upon written demand as Additional Rent. Each insurer mentioned in Section 14.1 shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days' written notice before the policy or policies in question shall be altered, allowed to expire or canceled. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Leased Property for purposes more hazardous than those permitted by the provisions of such policy,
(iii) any foreclosure or other action or proceeding taken by any Facility Mortgagee pursuant to any provision of a mortgage, note, assignment or other document evidencing or securing a loan upon the happening of an event of default therein or (iv) any change in title to or ownership of the Leased Property.

         14.5     Change in Limits.

                  In the event that Landlord shall at any time reasonably determine on the basis of prudent industry practice that the liability insurance carried by Tenant pursuant to Section 14.1.2 is insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried; and such insurance shall thereafter be carried with the limits thus agreed on until further changed pursuant to the provisions of this Section 14.5. Notwithstanding the foregoing, the deductibles for such insurance or the amount of such insurance which is self-retained by Tenant shall be as reasonably determined by Tenant so long as Tenant can reasonably demonstrate its ability to satisfy such deductible or amount of such self-retained insurance.

         14.6     Blanket Policy.

                  Notwithstanding anything to the contrary contained in this
Article XIV, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIV are otherwise satisfied. The amount of the total insurance shall be specified either
(i) in each such "blanket" or umbrella policy or (ii) in a written statement, which Tenant shall deliver to Landlord and Facility Mortgagee, from the insurer thereunder. A certificate of each such "blanket" or umbrella policy shall promptly be delivered to Landlord and Facility Mortgagee. If requested by Landlord, Tenant shall provide Landlord with a certified copy of the "blanket" or umbrella insurance policy.


                                   ARTICLE XV
                                   ----------

                        APPLICATION OF INSURANCE PROCEEDS
                        ---------------------------------

         15.1     Insurance Proceeds.

                  Subject to the requirements of any Facility Mortgage, all proceeds of insurance payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIV or under any other insurance carried by Tenant shall (i) if greater than One Hundred Thousand Dollars ($100,000), be paid to Landlord and held by Landlord and (ii) if less than such amount, be paid to Tenant and held by Tenant. All such proceeds shall be held in trust and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof.

                  15.1.1     Disbursement of Proceeds.

                  Any proceeds held by Landlord or Tenant shall be paid out by Landlord or Tenant from time to time for the reasonable costs of such reconstruction or repair; provided, however, that, subject to the requirements of any Facility Mortgagee, Landlord shall disburse proceeds subject to the following requirements:

                  (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld or delayed and (B) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

                  (ii) at the time of any disbursement, subject to Article XIII, no mechanics' or materialmen's liens shall have been filed against the Leased Property and remain undischarged, unless a satisfactory bond shall have been posted in accordance with the laws of the state in which the Leased Property is located;

                  (iii) prior to completion of the restoration, Landlord shall be authorized to holdback, as a reserve against future disbursements, ten percent (10%) of such proceeds;

                  (iv) if Landlord shall reasonably determine that the proceeds are not sufficient to cover the total cost of the restoration, Tenant shall be obligated to deposit with Landlord the amount of such shortfall immediately upon receiving written notice thereof from Landlord;

                  (v) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) a satisfactory bring-down of title insurance and (D) other evidence of cost and payment so that Landlord and Facility Mortgagee can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                  (vi) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

                  (vii) to the extent actually held by Landlord and not by a Facility Mortgagee, (1) the proceeds shall be held in a separate account and shall not be commingled with Landlord's other funds, and (2) interest shall accrue on funds so held at the money market rate of interest and such interest shall constitute part of the proceeds; and

                  (viii) such other reasonable conditions as Landlord may reasonably impose, or such other conditions as may be required by a Facility Mortgagee, including, without limitation, payment by Tenant of reasonable costs of administration imposed by or on behalf of Facility Mortgagee should the proceeds be held by Facility Mortgagee.

         15.1.2 Excess Proceeds.

                  Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Landlord nor Tenant is required or elects to repair and restore) shall be paid to Tenant upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XV. All salvage resulting from any risk covered by insurance shall belong to Landlord except to the extent relating to Tenant's Personal Property.

         15.2     Reconstruction Covered by Insurance.

                  15.2.1 Destruction Rendering Facility Unsuitable for its Primary Intended Use.

                  If during the Term the Leased Property is totally or partially destroyed and the Facility thereby is rendered Unsuitable For Its Primary Intended Use, Tenant shall diligently restore the Facility to substantially the same condition as existed immediately before the damage or destruction; provided, however, if the Facility cannot be fully repaired or restored within a nine (9) month period from the date of damage or destruction to substantially the same condition as existed immediately before the damage or destruction, then Tenant may terminate this Lease by giving Landlord written notice of such termination within sixty (60) days after the date of such damage or destruction, and the effective date of such termination shall be thirty (30) days following such notice of termination; provided, however, that if Landlord notifies Tenant in writing within fifteen (15) days after Landlord's receipt of Tenant's notice of termination that Landlord intends to restore the Facility to substantially the same condition as existed immediately before the damage and destruction and Landlord diligently commences and prosecutes such restoration and completes such restoration within nine (9) months after the date of damage or destruction, then Tenant's election to terminate this Lease shall be deemed rescinded and Lease shall remain in full force and effect. Upon any such termination of this Lease by Tenant or upon Landlord's election to restore the Facility as provided in this section, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention; provided, further, that Tenant shall be entitled to retain or receive all insurance proceeds relating to Tenant's Personal Property and the Tenant Improvements.

                  15.2.2 Destruction Not Rendering Facility Unsuitable for its Primary Intended Use.

                  If during the Term, the Leased Property is totally or partially destroyed but the Facility is not thereby rendered Unsuitable For Its Primary Intended Use, Tenant shall diligently restore the Facility to substantially the same condition as existed immediately before the damage or destruction; provided, however, Tenant shall not be required to restore Tenant's Personal Property or any Tenant Improvements if failure to do so does not adversely affect the amount of Additional Rent payable hereunder. Such damage or destruction shall not terminate this Lease; provided further, however, if Tenant and Landlord cannot within nine (9) months after said damage obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as immediately prior to such damage or destruction, Tenant may terminate this Lease upon thirty (30) days prior written notice to Landlord; provided further, however, if Landlord notifies Tenant in writing within fifteen
(15) days of Landlord's receipt of Tenant's notice of termination that Landlord intends to restore the Facility to substantially the same condition as existed immediately before the damage and destruction and Landlord diligently commences and prosecutes such restoration and completes such restoration within nine (9) months after the date of Tenant's notice of termination, then Tenant's election to terminate the Lease shall be deemed rescinded and this Lease shall remain in full force and effect. Upon any such termination of the Lease by Tenant or upon Landlord's election to restore the Facility as provided in this section, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention; provided, further, that Tenant shall be entitled to retain or receive all insurance proceeds relating to Tenant's Personal Property and the Tenant Improvements.

                  15.2.3     Costs of Repair.

                  If Tenant elects to restore the Facility as provided in
Section 15.2.1 or Section 15.2.2 above and the cost of the repair or restoration exceeds the amount of proceeds received by Landlord or Tenant from the insurance required under Article XIV, Tenant shall pay for such excess cost of repair or restoration. If Landlord elects to restore the Facility as provided in Section
15.2.1 or Section 15.2.2 above and the cost of the repair or restoration exceeds the amount or proceeds received by Landlord as provided in those sections, Landlord shall pay for such excess cost of repair or restoration.

         15.3     No Abatement of Rent.

                  Except as otherwise provided in Section 15.2 above, this Lease shall remain in full force and effect and Tenant's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the period required for repair and restoration; provided, however, that if there is no Event of Default, Tenant shall be entitled to retain any proceeds of rental value or business interruption insurance coverage.

         15.4     Waiver.

                  Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Facility which Landlord or Tenant is obligated to restore or may restore under any of the provisions of this Lease.

         15.5     Damage Near End of Term.

                  Notwithstanding any other provision to the contrary in this
Article XV, if damage to or destruction of the Leased Property occurs during the last twelve (12) months of the Term, and if such damage or destruction cannot reasonably be expected to be fully repaired or restored prior to the date that is six (6) months prior to the end of the then-applicable Term, then Landlord or Tenant shall have the right to terminate this Lease on thirty (30) days' prior notice to the other party by giving notice thereof to Landlord within sixty (60) days after the date of such damage or destruction. Upon any such termination, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention; provided however, that Tenant shall be entitled to retain or receive all insurance proceeds relating to Tenant's Personal Property and Tenant Improvements.


                                   ARTICLE XVI
                                   -----------

                                  CONDEMNATION
                                  ------------

         16.1     Total Taking.

                  If at any time during the Term the Leased Property is totally and permanently taken by Condemnation, this Lease shall terminate on the Date of

Taking and Tenant shall promptly pay all outstanding rent and other charges through the date of termination.

         16.2     Partial Taking.

                  If a portion of the Leased Property is taken by Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable For its Primary Intended Use, but if the Facility is thereby rendered Unsuitable For Its Primary Intended Use, this Lease shall terminate on the Date of Taking.

         16.3     Restoration.

                  If there is a partial taking of the Leased Property and the Lease remains in full force and effect pursuant to Section 16.2, Landlord at its cost shall accomplish all necessary restoration up to but not exceeding the amount of the Award payable to Landlord, as provided herein. If Tenant receives an Award under Section 16.4, Tenant shall repair or restore any Tenant Improvements up to but not exceeding the amount of the Award payable to Tenant therefor.

         16.4     Award Distribution.

                  The entire Award attributable to the Leased Property shall belong to and be paid to Landlord, except that, subject to the rights of the Facility Mortgagee, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, a sum attributable to the value, if any, of any of Tenant's Personal Property and any Tenant Improvements

         16.5     Temporary Taking.

                  The taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect with no abatement of rent payable by Tenant hereunder. In the event of any such temporary taking, the entire amount of any such Award made for such temporary taking allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.

                                  ARTICLE XVII
                                  ------------

                                EVENTS OF DEFAULT
                                -----------------

         17.1     Events of Default.

                  If any one or more of the following events (individually, an "Event of Default") shall occur:

                  (a) if Tenant shall fail to make payment of the Rent payable by Tenant under this Lease when the same becomes due and payable and such failure continues for a period of five (5) days following the date such payment is due;

                  (b) if Tenant shall fail to observe or perform any material term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of thirty (30) days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within ninety (90) days following the expiration of said thirty (30) day period;

                  (c)      if Tenant shall:

                           (i) admit in writing its inability to pay its debts generally as they become due,

                           (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

                           (iii) make an assignment for the benefit of its creditors,

                           (iv) be unable to pay its debts as they mature,

                           (v) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

                           (vi) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

                  (d) if, on a petition in bankruptcy filed against Tenant:

                           (i) such petition shall not have been dismissed within sixty (60) days,

                           (ii) a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of its property, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof,

                           (iii) a court of competent jurisdiction shall enter an order or decree approving, without the consent of Tenant, a petition filed against Tenant seeking reorganization or arrangement of Tenant, under the federal bankruptcy laws or any other law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof, or

                           (iv)     Tenant shall be adjudicated as bankrupt;

                  (e) if Tenant shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution;

                  (f) if the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof or from Landlord (unless Tenant shall be contesting such lien or attachment in accordance with Article XIII); provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law;

                  (g) if, except as a result of damage, destruction or a partial or complete Condemnation or other Unavoidable Delays, Tenant voluntarily ceases operations on the Leased Property for a period in excess of one hundred eighty (180) consecutive days;

                  (h) if any representation or warranty made by Tenant herein or in any certification, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect and any adverse effect on Landlord of any such misrepresentation or breach of warranty has not been corrected to Landlord's satisfaction within twenty (20) days after Tenant becomes aware of, or is notified by Landlord of the fact of, such misrepresentation or breach of warranty;

                  (i) if the Occupancy Rate for the Facility shall fall below seventy-eight percent (78%) for four consecutive Fiscal Quarters;

                  (j) if the Facility's applicable license or third-party provider reimbursement agreements material to the Facility's operation for its Primary Intended Use shall at any time be terminated or revoked or suspended for more than sixty (60) days (and, in the case of a third-party provider, Tenant shall have failed to replace said third party provider within said sixty (60) day period or if the Facility is banned from admitting residents for a period in excess of ninety (90)
                  days);

                  (k) if Tenant shall fail to give notice to Landlord not later than ten (10) days after any notice, claim or demand from any governmental authority, or any officer acting on behalf thereof, of any violation of any law, order, ordinance, rule or regulation with respect to the operation of the Facility; or

                  (l) if the tenant under any Simultaneous Lease fails to make any payment of Minimum Rent or Percentage Rent, as applicable, when due thereunder or fails to pay any real estate taxes, utility charge or insurance premium, when due and payable thereunder, and such failure continues beyond the expiration of any cure period provided for therein.

                  THEN, Landlord may terminate this Lease by giving Tenant not less than ten (10) days' notice (or no notice for clauses (c), (d), (e), (f) and (j)) of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Tenant under this Lease shall cease. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease.

         17.2     Payment of Costs.

                  Tenant shall, to the extent permitted by law, pay as Additional Rent all reasonable costs and expenses incurred by or on behalf of Landlord, including, without limitation, reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

         17.3     Certain Remedies.

                  If an Event of Default shall have occurred and be continuing, whether or not this Lease has been terminated pursuant to Section 17.1, Tenant shall, to the extent permitted by law, if required by Landlord so to do, immediately surrender to Landlord the Leased Property pursuant to the provisions of Section 17.1 and quit the same and Landlord may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Tenant and all other Persons and any and all Tenant's Personal Property from the Leased Property subject to any requirement of law.

         17.4     Damages.

                  None of (a) the termination of this Lease pursuant to Section 17.1, (b) the repossession of the Leased Property, (c) the failure of Landlord to relet the Leased Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property through, and including, the date of such termination. Thereafter, Tenant shall forthwith pay to Landlord, at Landlord's option, either:

                  (a)      the sum of:

                           (i) the worth, at the time of the termination, of the amount by which the unpaid Rent for the balance of the Term after the time of such termination exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                           (ii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease;

                  provided, that in making the above determination, (a) the worth at the time of the termination shall be determined using the ninety (90) day Treasury bill rate, (b) the monthly Estimated Percentage Rent for the remainder of the Term shall be deemed to be the same as for the then current Fiscal Quarter, as determined pursuant to Section 3.2.1, and (c) Additional Rent for the remainder of the Term shall be deemed to be payable monthly in an amount equal to one-third (1/3) of the aggregate amount paid by Tenant as Additional Rent during the Fiscal Quarter immediately preceding the termination (but excluding, for purposes of determining such aggregate amount of Additional Rent pursuant to this Section 17.4 only, any Additional Quarterly Percentage Rent or Additional Annual Percentage Rent paid by Tenant during such immediately preceding Fiscal Quarter); or

                  (b) with or without termination of Tenant's right to possession of the Leased Property, each installment of said Rent and other sums payable by Tenant to Landlord under this Lease as the same become due and payable, which Rent and other sums shall bear interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Lease.

         17.5     Additional Remedies.

                  Landlord may avail itself of all other remedies that may be available to Landlord under applicable law.

         17.6     Appointment of Receiver.

                  Upon the occurrence of an Event of Default, and upon filing of a suit or other commencement of judicial proceedings to enforce the rights of Landlord hereunder, Landlord shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Landlord of the Leased Property and the Facility and of the revenues, earnings, income, products and profits hereof, pending such proceedings, with such powers as the court making such appointment shall confer.

         17.7     Waiver.

                  IF THIS LEASE IS TERMINATED PURSUANT TO SECTION 17.1 OR IF TENANT'S RIGHT TO POSSESSION OF THE LEASED PROPERTY IS OTHERWISE TERMINATED, TENANT WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) ANY RIGHT OF REDEMPTION, RE-ENTRY OR REPOSSESSION AND (B) ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE XVII.

         17.8     Application of Funds.

                  Any payments received by Landlord under any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the state in which the Leased Property is located.

         17.9     Impounds.

                  Landlord shall have the right during the continuance of an Event of Default or at any time required by any Facility Mortgagee to require Tenant to pay to Landlord an additional monthly sum (each an "Impound Payment") sufficient to pay the Impound Charges (as hereinafter defined) as they become due. As used herein, "Impound Charges" shall mean real estate taxes on the Leased Property or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall determine the amount of the Impound Charges and of each Impound Payment. The Impound Payments shall be held in a separate account and shall not be commingled with other funds of Landlord and interest thereon shall be held for the account of Tenant. Landlord shall apply the Impound Payments to the payment of the Impound Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Impound Payments theretofore paid to Landlord shall be insufficient for the payment of the Impound Charges, Tenant, within ten (10) days after the Landlord's demand therefor, shall pay the amount of the deficiency to Landlord plus interest thereon at the Overdue Rate from the date of such demand until paid.


                                  ARTICLE XVIII
                                  -------------

                    LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT
                    -----------------------------------------

                  If Tenant shall fail to make any payment or to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in Section 17.1, Landlord, after notice to and demand upon Tenant, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. Landlord may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefore. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, to the extent permitted by law) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Article XVIII shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE XIX
                                   -----------

                               LEGAL REQUIREMENTS
                               ------------------

                  Subject to Article XIII regarding permitted contests, Tenant, at its expense, shall promptly (a) comply with all material Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property; and (b) procure, maintain and comply with all licenses and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof. In addition to and without limiting the generality of the foregoing, Tenant shall adopt and implement a compliance program adequate to assure such compliance. The compliance program shall include all material elements of an effective program to prevent and detect violations of law as identified in Commentary 3(k) to
Section 8A1.2 of the federal Sentencing Guidelines.


                                   ARTICLE XX
                                   ----------

                                  HOLDING OVER
                                  ------------

                  If Tenant shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term, such possession shall be as a month-to-month tenant during which time Tenant shall pay as rental each month, one hundred fifty percent (150%) of the aggregate of (i) one-twelfth (1/12) of the aggregate Estimated Percentage Rent and Additional Rent payable with respect to the Leased Property during the last Fiscal Year of the preceding Term; (ii) all Additional Rent accruing during the month; and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Leased Property. During any such period of month-to-month tenancy, Tenant shall deliver to Landlord at the end of each Fiscal Quarter and each Fiscal Year, as applicable, the Officer's Certificates referred to in Section 3.2.2 and Section 3.2.3, respectively, and
(i) Tenant shall immediately pay to Landlord any Additional Quarterly Percentage Rent or Additional Annual Percentage Rent as Additional Rent pursuant to Section
3.3. During any such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.


                                   ARTICLE XXI
                                   -----------

                                  RISK OF LOSS
                                  ------------

         21.1     Risk of Loss.

                  During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and those claiming from, through or under Landlord) is assumed by Tenant. In the absence of gross negligence, willful misconduct or breach of this Lease by Landlord pursuant to Section 25.3, Landlord shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Article XXI entitle Tenant to any abatement of Rent (except as provided in Section 21.2) or otherwise relieve Tenant of its obligations hereunder and under each Lease.

         21.2     Unavoidable Events.

                  If at any time during the Term, the Facility is rendered Unsuitable For Its Primary Intended Use for a period in excess of one hundred eighty (180) consecutive days by reason of one or more of the following events (each, an "Unavoidable Event"):

                  (a) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property or any portion thereof, including without limitation any such prohibition or restriction resulting from Legal Requirements enacted after the date hereof (excepting any such prohibition or restriction caused by the actions, negligence or intentional misconduct of Tenant); or

                  (b) declared or undeclared war, sabotage, riot or other acts of civil disobedience, or the acts or omissions by governmental agencies.

THEN Tenant shall have the right to terminate the Lease by giving Landlord written notice of such termination. The effective date of such termination shall be ninety (90) days after Landlord's receipt of said written notice of termination; provided, however, if Landlord elects to remedy or remove the restrictions or interference referenced above or otherwise correct or restore the Facility and within said ninety (90) day period the Facility is made suitable for its Primary Intended Use, Tenant's election to terminate the Lease shall be deemed rescinded and the Lease shall remain in full force and effect. This Article XXI shall not limit or restrict Tenant's rights or obligations under Article XV of this Lease.


                                  ARTICLE XXII
                                  ------------

                                 INDEMNIFICATION
                                 ---------------

         22.1     Tenant's Indemnification of Landlord.

                  Except as otherwise provided in Section 22.2 and notwithstanding the existence of any insurance provided for in Article XIV, and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of:

                  (a) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks during the Term;

                  (b) any use, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Property;

                  (c) any Impositions (which are the obligations of the Tenant to pay pursuant to the applicable provisions of this Lease);

                  (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease;

                  (e) the non-performance of any of the terms and provisions of any and all existing future subleases of the Leased Property to be performed by Tenant thereunder; and

                  (f) any liability Landlord may incur or suffer as a result of any permitted contest by Tenant pursuant to Article XIII.

         22.2     Landlord's Indemnification of Tenant.

                  Landlord shall protect, indemnify, save harmless and defend Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees) imposed upon or incurred by or asserted against Tenant or the Leased Property as a result of Landlord's gross negligence or willful misconduct.

         22.3     Mechanics of Indemnification.

                  As soon as reasonably practicable after receipt by the indemnified party of notice of any liability or claim incurred by or asserted against the indemnified party that is subject to indemnification under this
Article XXII, the indemnified party shall give notice thereof to the indemnifying party. The indemnified party may at its option demand indemnity under this Article XXII as soon as a claim has been threatened by a third party, regardless of whether an actual loss has been suffered, so long as the indemnified party shall in good faith determine that the indemnified party may be liable for, or otherwise incur, a loss as a result thereof and shall give notice of such determination to the indemnifying party. The indemnified party shall permit the indemnifying party, at its option and expense, to assume the defense of any such claim by counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party, and to settle or otherwise dispose of the same; provided, however, that the indemnified party may at all times participate in such defense at its expense; and provided further, however, that the indemnifying party shall not, in defense of any such claim, except with the prior written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the indemnified party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the indemnifying party. If the indemnifying party shall fail to undertake such defense within thirty (30) days after such notice, or within such shorter time as may be reasonable under the circumstances, then the indemnified party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the indemnifying party.

         22.4     Survival of Indemnification Obligations.

                  Tenant's or Landlord's obligation to indemnify under this
Article XXII arising during the Term shall survive any termination of this Lease for a period of one (1) year following such termination.


                                  ARTICLE XXIII
                                  -------------

                            SUBLETTING AND ASSIGNMENT
                            -------------------------

         23.1     Prohibition Against Subletting and Assignment.

                  Except as provided in Section 23.3 or Section 23.4, Tenant shall not, without the prior written consent of Landlord (which consent Landlord may grant or withhold in its sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer (except to an Affiliate of Tenant) this Lease or any interest in this Lease, all or any part of the Leased Property or suffer or permit this Lease or the leasehold estate created hereby or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law. For purposes of this Section 23.1, an assignment of this Lease shall be deemed to include any Change of Control of Tenant, as if such Change of Control were an assignment of this Lease.

         23.2     Changes of Control.

                  A "Change of Control" requiring the consent of Landlord shall mean:

                  (a) the issuance or sale by Tenant or the sale by any stockholder of Tenant of a Controlling interest in Tenant to a Person other than an Affiliate of Tenant or Guarantor, other than, in either case, (x) a distribution to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registered Offering") or (y) the sale by any stockholders, either directly or indirectly (whether by operation of law or otherwise) of a controlling interest in Guarantor or its successor;

                  (b) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise), excluding the sale of all or substantially all of the assets of Guarantor;

                  (c) any transaction pursuant to which Tenant is merged with or consolidated into another entity (other than an entity owned and Controlled by an Affiliate of Tenant), and Tenant is not the surviving entity.

         23.3     Subleases.

                  23.3.1     Permitted Subleases.

                  (a) Tenant may, with Landlord's prior written consent, which may not be unreasonably withheld, sublease or license portions of the Leased Property to concessionaires or licensees to operate any portions (but not the entirety) of the Leased Property customarily associated with or incidental to the operation of the Facility; provided, however, that Landlord's consent to any proposed sublease or license shall not be considered unreasonably withheld if Landlord believes that (i) the rental or other amounts to be paid by the proposed sublessee or licensee thereunder would be based, in whole or in part, on the income or profits derived by such proposed sublessee or licensee from the Facility or the Leased Property, (ii) the Landlord owns an interest, directly or indirectly (by applying the constructive ownership rules of Section 856(d)(5) of the Code) in the proposed sublessee or licensee or (iii) the proposed sublease or license would cause (x) a portion of the amounts received by Landlord pursuant to this Lease or any sublease or license to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar successor provision thereto, or (y) any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.

                  (b) Notwithstanding the foregoing, Tenant shall, without Landlord's prior approval, be permitted to sublease portions of the Leased Property to residents of the Facility; provided, however, that Tenant shall not require or accept prepayment for more than three (3) months' use of individual units or rooms in any Facility. Amounts charged to residents for individual units or rooms shall not be materially less than fair market value.

                  23.3.2     Terms of Sublease.

                  Each sublease of any portion of the Leased Property shall be subject and subordinate to the provisions of this Lease and shall provide that Landlord, at its option and without any obligation to do so, may require any sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant, as sublessor under such sublease from the time of the exercise of such option to the termination of such sublease, and in such case, Landlord shall not be liable (i) for any prepaid rents or security deposit paid by such sublessee to Tenant unless Landlord actually receives the same from Tenant or (ii) for any other defaults of Tenant under such sublease. In the event that Landlord shall not require such attornment with respect to any sublease, then such sublease shall automatically terminate upon the expiration or earlier termination of this Lease, including any earlier termination by mutual consent of Landlord and Tenant. No sublease made as permitted by Section
23.3.1 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as if no sublease had been made. No sublease shall impose any additional obligations on Landlord under this Lease.

                  23.3.3     Copies.

                  Tenant shall, within ten (10) days after the execution and delivery of any sublease permitted by Section 23.3.1, deliver a duplicate original thereof to Landlord.

                  23.3.4     Assignment of Rights in Subleases.

                  As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Leased Property, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any portion of the Leased Property; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not (i) after the occurrence and continuance of an Event of Default, consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord nor (ii) accept any rents (other than customary security deposits) more than ninety (90) days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

                  23.3.5     Licenses.

                  For purposes of Section 23.1 and this Section 23.3, subleases shall be deemed to include any licenses, concession arrangements, or other arrangements relating to the possession of any part of the Leased Property.

         23.4     Assignment.

                  Except as expressly provided in this Section 23.4, Tenant may assign this Lease (including, without limitation, upon a Change of Control of Tenant as provided in Section 23.2) only upon the written consent of Landlord, which consent Landlord may give or withhold in its sole and absolute discretion. If Tenant desires at any time to assign this Lease, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed assignee; (ii) the terms and provisions of the proposed assignment; and (iii) such financial information as Landlord reasonably may request concerning the proposed assignee. Except as provided in Section 23.4.3 below, any assignment by Tenant of this Lease shall be solely of Tenant's entire interest in and under this Lease. The consent by Landlord to any assignment shall not constitute a consent to any subsequent or successive assignment by the assignee. Any purported assignment or other transfer of all or any portion of Tenant's interest in this Lease in contravention of this Section 23.4 shall be void and, at the option of Landlord, shall terminate this Lease.

                  23.4.1     Financial Condition of Assignee.

                  Landlord may, as a condition to granting its consent to any proposed assignment by Tenant, require that the obligations of any assignee which is an Affiliate of another Person be guaranteed by its parent or controlling Person. Furthermore, any assignment agreement entered into by Tenant shall expressly provide that the assignee shall furnish Landlord with such financial and operational information as Landlord may request from time to time.

                  23.4.2     Assignment to Affiliate.

                     Tenant may, upon notice to Landlord, but without Landlord's consent, assign this Lease to an Affiliate of Tenant (including, without limitation, pursuant to a Change of Control of Tenant as provided in Section 23.2); and provided further an assignment pursuant to this Section 23.4.2 shall not be permitted in the event (i) the rental or other amounts to be paid by the proposed assignee thereunder would be based, in whole or in part, on the income or profits derived by such proposed assignee from the Facility or the Leased Property, (ii) the Landlord owns an interest, directly or indirectly (by applying the constructive ownership rules of Section 856(d)(5) of the Code) in the proposed assignee or (iii) the proposed assignment would cause (x) a portion of the amounts received by Landlord pursuant to this Lease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar successor provision thereto, or (y) any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. Furthermore, any assignment agreement entered into by Tenant shall expressly provide that the assignee shall furnish Landlord with such financial and operational information as Landlord may request from time to time.

                  23.4.3     Assignment in Bankruptcy.

                  If, pursuant to the provisions of Title 11 of the United States Code or any statute of similar purpose or nature (the "Bankruptcy Code"), Tenant assumes this Lease and proposes to assign this Lease to any Person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt of such offer by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall file any application or motion with a court of competent jurisdiction for authority and approval to enter into such assumption and assignment. Such notice shall set forth (a) the name and address of the assignee, (b) all of the terms and conditions of such offer and (c) the proposal for providing adequate assurance of future performance by such Person under this Lease, including, without limitation, the assurance referred to in Section 365 of the Bankruptcy Code. Any Person to whom this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease from and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption.

                  23.4.4     Adequate Assurance of Future Performance.

                  The term "adequate assurance of future performance" as used in
Section 23.4.3 shall mean, the assurances called for in Section 365(f) of the Bankruptcy Code.

                  23.4.5     Disaffirmance or Rejection.

                  If, at any time after Tenant may have assigned Tenant's interest in this Lease pursuant to this Section 23.4, this Lease shall be disaffirmed or rejected in any proceeding, or in the event of termination of this Lease following an Event of Default, Tenant, upon notice of Landlord given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall pay to Landlord all Percentage Rent and Additional Rent due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination.

                  23.4.6     Costs.

                  Tenant shall reimburse Landlord for Landlord's reasonable costs and expenses incurred in conjunction with the processing and documentation of any assignment permitted hereunder, including, without limitation, reasonable attorneys', architects', engineers' and other consultants' fees and expenses, whether or not any such assignment is actually consummated.

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                  23.4.7     No Release of Tenant's Obligation.

                  No assignment of this Lease shall relieve Tenant of its obligation to pay Rent and to perform all of the other obligations to be performed by Tenant hereunder. The liability of Tenant named herein and any immediate or remote successor in interest of Tenant, and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease,
(ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease or (iv) failure to enforce any of the obligations set forth in this Lease.


                                  ARTICLE XXIV
                                  ------------

                   ESTOPPEL CERTIFICATES AND OTHER STATEMENTS
                   ------------------------------------------

         24.1     Estoppel Certificates.

                  24.1.1     Estoppel Certificate of Tenant.

                  At any time, and from time to time within twenty (20) days after a written request from Landlord, Tenant will furnish to Landlord an Officer's Certificate certifying:

                  (a) that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications);

                  (b) the dates to which the Rent has been paid;

                  (c) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge;

                  (d) that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signatory, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant;

                  (e) the current responses to such other questions or statements of fact as Landlord shall reasonably request.

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

                  Tenant's failure to deliver such statement within such time shall constitute an acknowledgment by Tenant that this Lease is unmodified and in full force and effect except as may be represented to the contrary by Landlord, Landlord is not in default in the performance of any covenant, agreement or condition contained in this Lease and the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Section 24.1.1 may be relied upon by Landlord and any Facility Mortgagee.

                  24.1.2     Estoppel Certificate of Landlord.

                  At any time, and from time to time within twenty (20) days after a written request from Tenant, Landlord will furnish to Tenant an Officer's Certificate certifying:

                  (a) that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications);

                  (b)      the dates to which the Rent has been paid;

                  (c) whether or not to the best knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Landlord may have knowledge;

                  (d) that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signatory, threatened, against Landlord before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Landlord;

                  (e) the current responses to such other questions or statements of fact as Tenant shall reasonably request.

                  Landlord's failure to deliver such statement within such time shall constitute an acknowledgment by Landlord that this Lease is unmodified and in full force and effect except as may be represented to the contrary by Tenant, Tenant is not in default in the performance of any covenant, agreement or condition contained in this Lease and the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Section 24.1.2 may be relied upon by Tenant.

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

         24.2     Financial Statements of Tenant.

                  24.2.1     Quarterly Financial Statements

                  Tenant will furnish to Lender, as soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter, an unaudited consolidated balance sheet of Tenant as at the end of such Fiscal Quarter and unaudited consolidated statement of income and expense of Tenant for each such Fiscal Quarter, and for that part of the Fiscal Year to date.

                  24.2.2     Annual Financial Statements

                  Tenant will furnish to Landlord, within one hundred twenty
(120) days after the end of Tenant's fiscal year, an audited consolidated balance sheet of Tenant as at the end of such fiscal year and a consolidated statement of income and consolidated cash flow of Tenant for such fiscal year, setting forth in each case, in comparative form, the corresponding figures for the preceding Fiscal Year, prepared in accordance with GAAP.

         24.3     Environmental Statements.

                  Immediately upon Tenant's learning, or having reasonable cause to believe, that any Hazardous Material in a quantity sufficient to require remediation or reporting under applicable law is located in, on or under the Leased Property or any adjacent property, Tenant shall notify Landlord in writing of (a) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened; (b) any claim made or threatened by any Person against Tenant or the Leased Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Property, including any complaints, notices, warnings or asserted violations in connection therewith.

         24.4     Charges.

                  Tenant acknowledges that the failure to furnish Landlord with any of the certificates or statements required by this Article XXIV will cause Landlord to incur costs and expenses not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if Tenant shall fail to furnish Landlord with any of the certificates or statements required by this Article XXIV, Tenant shall pay to Landlord upon demand $1,000 for each such failure as Additional Rent. The parties agree that this charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of Tenant's failure to furnish Landlord with such certificates and statements.

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



                                   ARTICLE XXV
                                   -----------

                               LANDLORD MORTGAGES
                               ------------------

         25.1     Landlord May Grant Liens.

                  Without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Landlord's Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing or other obligation of Landlord. This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may now or hereafter affect the Leased Property and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, trust deed or like encumbrance. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee or beneficiary, affecting this Lease or the Leased Property, provided, however, the subordination of this Lease shall be subject to Tenant's receipt of a non-disturbance agreement reasonably acceptable to Tenant. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request for such purposes.

         25.2     Tenant's Non-Disturbance Rights; Attornment.

                  So long as no Event of Default by Tenant hereunder shall have occurred and be continuing, none of Tenant's rights under this Lease shall be disturbed by the holder of any Landlord's Encumbrance which is created or otherwise comes into existence after the Commencement Date. Following a foreclosure of any Facility Mortgage, the applicable Facility Mortgagee or the purchaser at a foreclosure shall perform all obligations of lessor under this Lease (but not obligations which accrued before such Facility Mortgagee or purchaser at foreclosure obtained title to the Leased Property), and Tenant shall attorn to and recognize such purchaser as its landlord.

         25.3     Breach by Landlord.

                  It shall be a breach of this Lease if Landlord shall fail to observe or perform any material term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of thirty (30) days after notice thereof from Tenant, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Landlord, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within ninety (90) days following the

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expiration of said thirty (30) day period. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.

         25.4     Facility Mortgage Protection.

                  Tenant agrees that the holder of any Landlord Encumbrance shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any such holder whose name and address have been furnished to Tenant in writing for such purpose notice of Landlord's default and allow such holder thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof.


                                  ARTICLE XXVI
                                  ------------

                         TENANT'S RIGHT OF FIRST REFUSAL
                         -------------------------------

         26.1     Right of First Refusal.

                  In the event Landlord ever determines that it desires to sell or lease the Leased Property during the Term or on or before the date which is one (1) year following the expiration of the Term, Landlord agrees not to market or sell the Leased Property without first complying with the provisions of this
Section 26.1.

                  26.1.1     Landlord's Original Notice.

                  If Landlord shall desire to sell or lease the Leased Property during the Term or on or before the date which is one (1) year following the expiration of the Term, Landlord shall deliver a written notice to Tenant ("Landlord's Original Notice") advising Tenant that Landlord desires to sell or lease the Leased Property and stating the price or rental rate and lease term, as applicable, at which Landlord desires to sell the Leased Property (the "Original Purchase Price") or lease the Leased Property (the "Original Lease Terms"), as applicable.

                  26.1.2     Tenant's Original Offer and Right to Purchase.

                  Tenant shall have thirty (30) days from the date the Landlord's Original Notice is delivered to Tenant (the "Original Notice Delivery Date") in which to deliver to Landlord a written offer ("Tenant's Original Offer") to purchase the Leased Property for cash at a purchase price equal to the Original Purchase Price and upon the Right of First Refusal Terms (as defined below), or to lease the Leased Property upon the Original Lease Terms set forth in Landlord's Original Notice, as applicable. Any offer by Tenant to purchase the Leased Property must include the following terms (the "Right of First Refusal Terms"): (i) Tenant shall pay all costs related to obtaining any

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

environmental assessment reports (collectively, the "Environmental Reports") related to the Leased Property; (ii) Tenant shall pay all costs of obtaining any survey of the Leased Property; (iii) Landlord shall pay the base premium for Form ALTA 1992 Owner Policy of Title Insurance (or local equivalent) for the Leased Property providing coverage to Tenant comparable to the title insurance policy (the "Title Insurance") obtained for Landlord in respect to Landlord's purchase of the Leased Property, and in this regard, Landlord shall be entitled to select the title insurance agency to close the sale of the Leased Property and through which the Title Insurance is to be issued (the "Title Company");
(iv) each party shall pay for the attorneys' fees and expenses and other costs which that party incurs; (v) Tenant and Landlord shall equally share all other closing costs; (vi) there shall not be any unusual or non-customary contingencies or conditions whatsoever to Tenant's obligation to purchase the Leased Property; (vii) Tenant shall pay Landlord the amount of the Original Purchase Price for the Leased Property in cash at closing; (viii) Tenant shall deposit cash with the Title Company equal to ten percent (10%) of the Original Purchase Price as an earnest money deposit (the "Earnest Money"), which Earnest Money shall be nonrefundable and shall be paid to Landlord in the event Tenant fails to perform its obligations under Tenant's Original Offer (provided that such Earnest Money shall be applied towards the purchase price of the Leased Property if the purchase closes); (ix) the sale of the Leased Property shall be on an "AS IS, WHERE IS, WITH ALL FAULTS" basis with no representations or warranties of Landlord whatsoever; (x) the conveyance shall be by special warranty deed; and (xi) the closing of the sale and purchase of the Leased Property must occur within one hundred twenty (120) days after the Original Notice Delivery Date. Any offer by Tenant to lease the Leased Property must include the following terms: (i) Tenant shall pay rent to Landlord in the amount and for the lease term described in the Original Lease Terms under the terms and conditions set forth in Landlord's Original Notice; (ii) Tenant shall lease the Leased Property on an "AS IS, WHERE IS, WITH ALL FAULTS" basis and Landlord shall have no obligation to construct any improvements, alterations and renovations not specifically described in Landlord's Original Notice; (iii) in the event the proposed lease term is for a period of five (5) years or less, the lease shall include a right of first refusal provision similar to the provisions of this Section 26.1; and (iv) all material terms of lease not otherwise specified in Landlord's Original Notice shall be as set forth in this Lease.

                  In the event Tenant does not timely deliver a Tenant's Original Offer to Landlord within such thirty (30) day period, Tenant shall be conclusively deemed to have forfeited any right to purchase or lease, as applicable, the Leased Property pursuant to the Landlord's Original Notice; and Landlord shall become entitled to market and sell or lease the Leased Property in accordance with the provisions of Section 26.1.3 hereof. In the event Tenant timely delivers a Tenant's Original Offer to Landlord within such thirty (30) day period, (i) if Tenant is to purchase the Leased Property, Tenant and Landlord shall each deliver to the Title Company duplicate signed counterparts of the Tenant's Original Offer (executed by duly authorized representatives of Tenant and Landlord, respectively) and Tenant shall pay the Earnest Money to the Title Company within forty-eight (48) hours of such acceptance or (ii) if Tenant

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

is to lease the Leased Property, Tenant and Landlord shall enter into a lease agreement on the terms and conditions set forth in Landlord's Original Notice and as provided above.

                  26.1.3     Sale or Lease by Landlord.

                  In the event Landlord becomes entitled to market and sell or lease the Leased Property pursuant to this Section 26.1.3, Landlord shall be free for a period of two hundred forty (240) days from the Original Notice Delivery Date to advertise, list for sale or lease, solicit offers, negotiate contracts for the sale or lease of, and sell or lease (collectively, the "Sale Activity") the Leased Property at a sale price or rental rate and lease term, as applicable, not less than the Original Purchase Price or as set forth in the Original Lease Terms, as applicable, and in the event the Leased Property is not sold or leased within such two hundred forty (240) day period but is subject to a Pending Contract (as defined below), Landlord shall continue to be free to sell or lease the Leased Property upon the terms set forth in the Pending Contract. For purposes of this Section 26.1.3, the term "Pending Contract" means a bona fide written contract which (i) provides for the sale of the Leased Property by Landlord to a Person other than a Person affiliated with Landlord at a sale price not less than the Original Purchase Price, (ii) provides for the lease of the Leased Property by Landlord to a Person other than a Person affiliated with Landlord at a rental rate and for a lease term as set forth in the Original Lease Terms and (iii) in the case of a sale, sets a date for the closing of such sale that is scheduled to occur within ninety (90) days of the date of such contract.


                                  ARTICLE XXVII
                                  -------------

                                  MISCELLANEOUS
                                  -------------

         27.1     Landlord's Right to Inspect.

                  Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant or any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations. Landlord shall indemnify Tenant for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Tenant by reason of Landlord's inspection pursuant to this Section 27.1.

         27.2     No Waiver.

                  No failure by Landlord to insist upon the strict performance of any term of this Lease or to exercise any right, power or remedy consequent upon a breach of this Lease, and no acceptance of full or partial payment of

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

Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, each of which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         27.3     Remedies Cumulative.

                  To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord now or hereafter provided in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy. The exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of the such other rights, powers and remedies.

         27.4     Acceptance of Surrender.

                  No surrender to Landlord of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

         27.5     No Merger of Title.

                  There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

         27.6     Conveyance by Landlord.

                  If Landlord shall convey the Leased Property in accordance with the terms hereof other than as security for a debt, Landlord shall, upon the written assumption by the transferee of the Leased Property of all liabilities and obligations of this Lease be released from all future liabilities and obligations under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property. All such future liabilities and obligations shall thereupon be binding upon the new owner.

         27.7     Quiet Enjoyment.

                  So long as Tenant shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its

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

obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claming by, through or under Landlord, but subject to all liens and encumbrances of record as of the date hereof or any Landlord's Encumbrances.

         27.8     Notices.

                  All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties at the addresses below:

                  If to Landlord:

                  __________________________________________
                  c/o ElderTrust
                  415 McFarlan Road, Suite 202
                  Kennett Square, Pennsylvania 19348
                  ATTN:  Edward B. Romanov, Jr., President
                             and Chief Executive Officer
                  Telephone:        (610) 925-0808
                  Telecopy:         (610) 925-0815.

                  If to Tenant:

                  _________________________________
                  c/o Genesis Health Ventures, Inc.
                  148 West State Street
                  Kennett Square, Pennsylvania  19348
                  Attention: Michael R. Walker, Chairman and Chief Operating
                             Officer
                  Attention:  Law Department:  Ira C. Gubernick, Esq.
                  Telephone:     (610) 444-6350
                  Telecopy:      (610) 444-3365.

Any notice under this Lease shall be deemed to have been given (a) when personally delivered; (b) on the next business day after it is delivered to a reputable overnight commercial carrier (charges prepaid); or (c) on the third day after it is deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified or registered mail, return receipt requested. Either Landlord or Tenant may change its address or addresses for purposes of this Section 27.8 by giving ten (10) days' prior written notice in accordance with this Section 27.8.


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

         27.9     Survival of Claims.

                  Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination for a period of (1) year following termination.
         27.10    Invalidity of Terms or Provisions.

                  If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

         27.11    Prohibition Against Usury.

                  If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

         27.12    Amendments to Lease.

                  Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant.

         27.13    Successors and Assigns.

                  All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto. All permitted assignees or sublessees shall be subject to the terms and provisions of this Lease.

         27.14    Titles.

                  The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

         27.15    Governing Law.

                  This Lease shall be governed by and construed in accordance with the laws of the [Commonwealth of Pennsylvania] (but not including its conflict of laws rules).

         27.16    Memorandum of Lease.

                  Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of this Lease (a "Memorandum of Lease"), in form and substance satisfactory to Landlord and suitable for recording in the state in which the Leased Property is located. Tenant shall pay

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

all costs and expenses of recording such Memorandum of Lease.

         27.17    Attorneys' Fees.

                  In the event of any dispute between the parties hereto involving the covenants or conditions contained in this Lease or arising out of the subject matter of this Lease, the prevailing party shall be entitled to recover against the other party reasonable attorneys' fees and expenses. Any reference in this Lease (including, without limitation, this Section 27.17) shall be deemed to include, without limitation, all costs for administrative, paralegal and support staff and all travel and entertainment expenses.

         27.18    Non-Recourse as to Landlord.

                  Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Property and not against any other assets, properties or funds of (a) Landlord, (b) any trustee, director, officer, general partner, limited partner, member, manager, employee or agent of Landlord, or with respect to any general partner of Landlord, any of their respective general partners or stockholders or members (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of their respective general partners, either directly or through either Landlord or their respective general partners or any predecessor or successor partnership, limited liability company or corporation or their stockholders, officers, directors, members, managers employees or agents (or other entity), or (d) any other Person affiliated with any of the foregoing, or any trustee, director, officer, employee, member, manager, or agent of any thereof.

         27.19    No Relationship.

                  Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to the Leased Property or otherwise in the conduct of their respective businesses.

         27.20    Signs; Reletting.

                  If Tenant exercises its option not to extend or further extend the Term under Section 2.3 or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect (i) to advertise the availability of the Leased Property for sale or reletting and to erect upon the Leased Property signs indicating such availability and (ii) to show the Leased Property to prospective purchasers or tenants or their agents at such reasonable times as Landlord may elect.

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

         27.21    Facility Names.

                  The Leased Property shall be known by such trade name or trademark or logo as may from time to time be determined by Tenant. Landlord recognizes that the name "______________________" and the initials "_____," together with any other names, logos or designs owned by Tenant or any of its Affiliates and used in the management and operation of the Leased Property, together with appurtenant goodwill, are the exclusive property of Tenant or its Affiliates (collectively, the "Tenant-Owned Names"). Accordingly, Landlord agrees that no right or remedy of Landlord for any default on the part of Tenant under this Lease shall, nor shall any provision of this Lease, confer upon Landlord or its successors or assigns the right to use Tenant-Owned Names in the operation of the Leased Property or otherwise. In the event of any breach of this covenant by Landlord, Tenant, in addition to any remedies available to it under this Lease or at law or in equity, shall have the right to injunctive relief.

         27.22    Further Assurances.

                  In addition to the obligations required to be performed under this Lease by Tenant and Landlord, the parties shall perform, from time to time, such other acts and shall execute, acknowledge or deliver such other instruments, documents and other materials as the other party may reasonably request in order to consummate the transaction contemplated by this Lease, including, without limitation, executing and delivering any modification, addendum or amendment required by Landlord, to restructure rent payments so that income from this Lease will be qualified income in connection with qualification as a real estate investment trust; provided however, that such modification, addendum or amendment shall not materially affect either party's economic position with respect to this Lease.

         27.23    Arbitration.

                  Except with respect to the monthly payment of Estimated Percentage Rent as provided herein, in case any controversy shall arise between the parties hereto as to any of the requirements of this Lease or the performance of any obligations under this Lease, which the parties shall be unable to settle by agreement or as otherwise provided herein, such controversy shall be determined by arbitration to be initiated and conducted as provided in Exhibit E hereto.

          27.24   Licenses.

                  Upon the expiration or earlier termination of this Lease, Tenant shall use its best efforts to transfer to Landlord or Landlord's nominee and shall cooperate with Landlord or Landlord's designee or nominee in connection with the processing by Landlord or Landlord's designee or nominee of any applications for all licenses, operating permits and other governmental authorizations, all contracts, including contracts with governmental or quasi-governmental entities, business records, data, patient and resident records, and patient and resident trust accounts, which may be necessary or useful for the operation of the Facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's designee or nominee. Tenant shall not commit any act or be remiss in the undertaking of any act that would jeopardize the licensure or certification of the Facility, and Tenant shall comply with all requests for an orderly transfer of the same upon the expiration or early termination of the Term. In addition, upon request, Tenant shall promptly deliver copies of all books and records relating to the Leased Property and its operation to Landlord or Landlord's designee or nominee but Tenant shall not be required to deliver corporate financial records or proprietary materials. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any loss, damage, cost or expense incurred by Landlord or Landlord's designee or nominee in connection with the correction of any and all deficiencies of a physical nature identified by any governmental authority responsible for licensing the Leased Property in the course of any change of ownership inspection and audit and previously identified during the Term by such governmental authority.

         27.25    Counterparts

                  To facilitate execution, this Lease may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Lease to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.


                       [LANDLORD]


                            By:   ______________________________________________
                            Its:  ______________________________________________

                                 "Landlord"




                       [TENANT]
                       a ___________________



                       By:   ______________________________
                       Its:  ______________________________

                                  "Tenant"

                                   SCHEDULE 1
                                   ----------

                                 LEASED PROPERTY
                                 ---------------

                                   [COMPLETE]

                                   SCHEDULE 2
                                   ----------

                            LEGAL DESCRIPTION OF LAND
                            -------------------------

                                   [COMPLETE]

                                   SCHEDULE 3
                                   ----------

                               SIMULTANEOUS LEASES
                               -------------------

                                   [COMPLETE]

                                    EXHIBIT A
                                    ---------

                                   [RESERVED]

                                    EXHIBIT B
                                    ---------

                             [INTENTIONALLY DELETED]

                                    EXHIBIT C
                                    ---------

                                APPRAISAL PROCESS
                                -----------------

                  If Landlord and Tenant are unable to agree upon the fair market value of the Leased Property within any relevant period provided in this Lease, each shall within ten (10) days after written demand by the other select one MAI Appraiser (as defined below) to participate in the determination of fair market value. For all purposes under this Lease, the fair market value of the Leased Property shall be the fair market value of the Leased Property unencumbered by this Lease. Within ten (10) days of such selection, the MAI Appraisers so selected by Landlord and Tenant shall select a third MAI Appraiser ("Third MAI Appraiser"). The three (3) selected MAI Appraisers shall each determine the fair market value of the Leased Property within thirty (30) days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Landlord, such appraisal, shall be made on a basis consistent with the basis on which the Leased Property was appraised at the time of its acquisition by Landlord. The fees and expenses of any MAI Appraiser retained pursuant to this Exhibit C shall be borne by the party retaining such MAI Appraiser, with the exception of the Third MAI Appraiser whose fees and expenses shall be borne by the Landlord and Tenant equally.

                  In the event either Landlord or Tenant fails to select an MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the fair market value of the Leased Property in accordance with the provisions of this Exhibit C and the fair market value so determined shall be binding upon Landlord and Tenant.

                  In the event the MAI Appraisers selected by Landlord and Tenant are unable to agree upon a third MAI Appraiser within the time period set forth in the first paragraph of this Exhibit C, either Landlord or Tenant shall have the right to apply at Tenant's expense to the presiding judge of the court of original trial jurisdiction in the jurisdiction in which the Leased Property is located to name the third MAI Appraiser.

                  Within five (5) days after completion of the third MAI Appraiser's appraisal, all three MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the fair market value of the Leased Property. If a majority are unable to determine the fair market value at such meeting, the three appraisals shall be added together and their total divided by three. The resulting quotient shall be the fair market value of the Leased Property. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two, and the resulting quotient shall be such fair market value. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such fair market value. In any event, the result of the foregoing appraisal process shall be final and binding.

                  For purposes hereof, "MAI Appraiser" shall mean an appraiser licensed or otherwise qualified to do business in the state in which the Leased Property is located and who has substantial experience in performing appraisals of facilities similar to the Leased Property and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Landlord.

                                    EXHIBIT D
                                    ---------

                                FORM OF GUARANTEE
                                -----------------

                                   [COMPLETE]

                                    EXHIBIT E
                                    ---------

                                   ARBITRATION
                                   -----------

Any controversy, dispute or claim arising out of or relating to this Lease, any modification or extension hereof or thereof, or any breach hereof or thereof (including the question whether any particular matter is subject to arbitration hereunder) shall be settled exclusively by arbitration, in [Philadelphia, Pennsylvania] in accordance with the rules of the [American Arbitration Association] then in force (the "Rules"). The party requesting arbitration shall serve upon the other party to the controversy, dispute or claim a written demand for arbitration stating the substance of the controversy, dispute or claim and the contention of the party requesting arbitration and the name and address of the arbitrator appointed by it. The recipient of such demand shall within twenty
(20) days after such receipt appoint an arbitrator, and the two arbitrators shall appoint a third. The decision or award of any two arbitrators shall be final and binding upon the parties. In the event that the two arbitrators fail to appoint a third arbitrator within twenty (20) days of the appointment of the second arbitrator, either arbitrator, or either party to the arbitration, may apply to a judge of the United States District Court for [the Eastern District of Pennsylvania] for the appointment of the third arbitrator, and the appointment of such arbitrator by such judge on such application shall have precisely the same force and effect as if such arbitrator had been appointed by the two arbitrators. If for any reason the third arbitrator cannot be appointed in the manner prescribed by the preceding sentence, either regularly appointed arbitrator, or either party to the arbitration, may apply to [the American Arbitration Association] for appointment of the third arbitrator in accordance with the Rules. Should the party upon whom the demand for arbitration has been served fail or refuse to appoint an arbitrator within twenty (20) days, the single arbitrator shall have the right to decide alone, and such arbitrator's decision or award shall be final and binding upon the parties.]

                  Each arbitrator chosen by a party shall be a fit person, and the third arbitrator however chosen shall be a fit and impartial person, in each case having at least ten (10) years experience in litigating, adjudicating or otherwise administering cases and controversies related to the subject matter of the controversy, dispute or claim being submitted to arbitration.

                  The parties hereto agree to abide by all awards and decisions rendered in an arbitration proceeding in accordance with the foregoing, and all such awards and decisions may be filed by the prevailing party with any court having jurisdiction over the person or property of the other party as a basis for judgment and the issuance of execution thereon. The fees of each arbitrator and related expenses of arbitration shall be apportioned among the parties as determined by the arbitrators. The parties to the arbitration shall bear equally the fees of each arbitrator and related expenses of arbitration.

                  Unless otherwise agreed by the parties to the arbitration, all hearings shall be held, and all submissions shall be made by the parties, within ten (10) days of the date of the selection of the third arbitrator, and the decisions of the arbitrators shall be made within thirty (30) days of the later of the date of the closing of the hearings or the date of the final submissions by the parties.

                  The parties consent to the jurisdiction of the [Supreme Court of the Commonwealth of Pennsylvania] and of the United States District Court for [the Eastern District of Pennsylvania], for all purposes in connection with the arbitration. The parties consent that any process or notice of motion or other application to either of said courts, and any paper in connection with arbitration, may be served by certified mail, return receipt requested, or by personal service, or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed.




                                      E-2